SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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First Security Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 21, 2006

Dear shareholder:

On December 11, 2005, we agreed to engage in a merger transaction with American Founders Bank, Inc. and the new holding company it is forming, American Founders Bancorp, Inc. A copy of the merger agreement which contains the detailed terms and conditions of the merger is attached as Appendix A to the accompanying proxy statement. We are sending you the proxy statement to ask you to vote in favor of the merger agreement at the special meeting of shareholders to be held at SpringHill Suites, 863 S. Broadway, Lexington, Kentucky 40504 on Tuesday, April 25, 2006 at 10:00 a.m., local time.

If the merger agreement is approved and the merger is completed, each share of our common stock will be converted into the right to receive $24.00 in cash. The merger requires the approval by the affirmative vote of the holders of a majority of our outstanding shares of common stock. You should read the accompanying proxy statement carefully because it contains important information about the merger and the merger agreement.

After careful consideration of a variety of factors, including the fairness opinion rendered by our financial advisor, our board of directors has unanimously approved the merger agreement and has determined that the merger is in the best interests of First Security Bancorp and our shareholders. Our board of directors recommends that you vote FOR the proposal to approve the merger agreement. You can vote your shares by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.

If shareholders approve the merger agreement, and all other conditions described in the merger agreement are met or waived, the merger is expected to occur on or about  April 30, 2006. Our shareholders are entitled to assert dissenters’ rights in connection with the merger transaction under Subtitle 13 of the Kentucky Business Corporation Act, a copy of which is attached as Appendix C to the accompanying proxy statement.

Your vote is important. Whether or not you plan to attend the special meeting in person, please take the time to vote your shares by completing, signing, and dating the enclosed proxy card and promptly returning it in the accompanying postage-paid envelope. If you do not vote, it will have the same effect as voting against the merger agreement and the merger.

Sincerely yours,
/s/ Julian E. Beard
Julian E. Beard
Chairman of the Board

 First Security Bancorp, Inc.
318 East Main Street
Lexington, Kentucky 40507
(859) 367-3700

Notice of Special Meeting of Shareholders

A special meeting of shareholders of First Security Bancorp, Inc. will be held on Tuesday, April 25, 2006, at 10:00 a.m., local time, at SpringHill Suites, 863 S. Broadway, Lexington, Kentucky 40504 for the following purposes:

1. Proposal to Approve the Merger Agreement. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated December 12, 2005, among First Security Bancorp, First Security Bank of Lexington, Inc., American Founders Bank, Inc., American Founders Bancorp, Inc., and American Founders Acquisition, Inc. A copy of the text of the merger agreement is attached as Appendix A to the accompanying proxy statement;

2. Proposal to Authorize Adjournment of the Special Meeting. To consider and vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present, in person or by proxy, to approve and adopt the merger agreement; and

3. Other Business. To transact such other business as may properly come before the special meeting or any adjournment or postponement.

Only shareholders of record at the close of business on March 14, 2006 will be entitled to vote at the special meeting or any adjournment or postponement. As a shareholder of First Security Bancorp, you have the right to dissent from the merger and receive the “fair value” of your shares of First Security Bancorp common stock under the applicable provisions of Kentucky law (Subtitle 13 of the Kentucky Business Corporation Act). A copy of the Kentucky statutory provisions regarding dissenters’ rights is included as Appendix C to the accompanying proxy statement.

Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the special meeting.

By order of the Board of Directors

/s/ David W. Chrisman
David W. Chrisman
Secretary
Lexington, Kentucky
March 21, 2006

Important: The prompt return of proxies will save First Security Bancorp the expense of further requests for proxies to ensure a quorum at the special meeting. Please complete, sign and date the enclosed proxy and promptly mail it in the enclosed envelope even if you currently plan to attend the special meeting in person. You may revoke your proxy in the manner described in the proxy statement at any time before it is exercised.

Please do not send in your stock certificates at this time.

Table of Contents

Introduction	1
Summary Questions and Answers about the Merger	2
The Merger Proposal	7
Parties	7
Structure	7
Price	7
Regulatory Approvals Required	8
Background of the Proposed Merger	8
Reasons for the Proposed Merger	11
Opinion of Financial Advisor to First Security Bancorp	12
Vote Required	18
The Agreement and Plan of Merger	18
Representations, Warranties and Covenants	18
Other Acquisition Proposals	19
Conditions to Consummation of the Merger	19
Closing	21
Payment Procedures	21
Termination of the Merger Agreement and Termination Fees	22
Expenses	25
Tax Consequences to Shareholders	25
Dissenter’s Rights	26
Interests of Certain Persons in the Merger	28
Commitment to Vote by Our Directors	28
Cancellation of Stock Options	29
Employment and Retention Agreements	30
Protection of Our Directors and Officers Against Claims	31
Employee Benefit Plans	31
Ownership of American Founders’ Shares	32
Proposal Regarding Adjournment	32
Meeting Information	33
Voting Information	33
Share Ownership by Directors, Executive Officers and Certain Beneficial Owners	34
Other Matters	36

Attachments: Appendix A — Merger Agreement
           Appendix B — Opinion of Professional Bank Services, Inc.
           Appendix C — Subtitle 13 of the Kentucky Business Corporation Act [dissenter’s rights statutes]
As used in this proxy statement,
•	“We,” “our,” and “us” refers to First Security Bancorp, Inc. and, “First Security” refers to First Security Bancorp and First Security Bank of Lexington, Inc.
•	“American Founders” refers collectively to American Founders Bank, Inc., American Founders Bancorp, Inc. and American Founders Acquisition, Inc.

First Security Bancorp, Inc.
318 East Main Street
Lexington, Kentucky 40507
(859) 367- 3700

Proxy Statement
for the Special Meeting of Shareholders
to be held on April 25, 2006 at 10:00 a.m., local time
at SpringHill Suites, 863 S. Broadway,
Lexington, Kentucky 40504

Introduction

First Security Bancorp, Inc. is holding a special meeting of shareholders to vote on the approval of an Agreement and Plan of Merger among First Security Bancorp, First Security Bank of Lexington, Inc., American Founders Bank, Inc., American Founders Bancorp, Inc., and American Founders Acquisition, Inc., which sets out the terms and conditions of the proposed merger (the Agreement and Plan of Merger is referred to as the merger agreement and a copy is attached as Appendix A to this proxy statement). If shareholders approve the merger agreement, and the other conditions to the merger are met or waived, First Security Bancorp will merge with a new subsidiary of a new holding company that is being formed for American Founders Bank. By virtue of the merger, each shareholder of First Security Bancorp, other than shareholders who perfect dissenters’ rights under Kentucky law, will receive $24.00 in cash for each share of First Security Bancorp common stock that the shareholder owns.

Only shareholders of record on the record date - March 14, 2006 - will be entitled to vote at the special meeting or any adjournment or postponement. Each such shareholder will be entitled to one vote per share of First Security Bancorp common stock. We had approximately 1,560,540 shares of common stock outstanding on the record date. We are mailing this proxy statement to our shareholders on March 21, 2006.

The board of directors of First Security Bancorp has unanimously approved the proposed merger and the merger agreement and unanimously recommends that you vote in favor of the approval of the merger agreement.

Kentucky law requires that the merger agreement must be approved by the holders of a majority of the outstanding shares of First Security Bancorp common stock. Each of the directors of First Security Bancorp has agreed to vote all of his or her shares of First Security Bancorp common stock (approximately 17.73% of the shares outstanding on the record date) in favor of the approval and adoption of the merger agreement pursuant to a voting agreement.

Your vote is very important. The board of directors of First Security Bancorp is soliciting your proxy to vote at the special meeting. Please sign and return the enclosed proxy card as soon as possible to indicate how you want to vote your shares. Your shares will be voted in the manner you indicate on the enclosed proxy card. If you sign and return the enclosed proxy card without indicating the manner in which you want your shares voted, your shares will be voted for approval of the merger agreement and, if there are insufficient votes represented at the special meeting to approve the merger agreement, to authorize management to adjourn the special meeting to allow time for the further solicitation of proxies.

Summary Questions and Answers about the Merger

This section provides, in question and answer format, a summary of the material terms of the proposed merger transaction and the special meeting of shareholders at which you will be asked to approve it. You are urged to read the entire proxy statement and the merger agreement and the other materials attached as appendices for a complete understanding of the merger and the business to be conducted at the special meeting of shareholders.

Q.	What am I being asked to vote on?

A.
You are being asked to approve the acquisition of First Security by the new holding company that is being formed for American Founders Bank, Inc., of Frankfort, Kentucky - American Founders Bancorp, Inc. The acquisition will be accomplished by a merger, as more fully described in this proxy statement. In addition, you are being asked to grant authority to management to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement.

Q.	What will happen in the merger?

A.
In the merger, we will merge with American Founders Acquisition, Inc. and you will be entitled to receive the merger consideration, as described below, for each share of our common stock that you hold. At the time of the merger, American Founders Acquisition will be a subsidiary of American Founders Bancorp. By virtue of the merger, we will become a subsidiary of American Founders Bancorp. See The Merger Proposal—Structure on page  7 .

Q.	What will happen to our subsidiary First Security Bank in connection with the merger?

A.
Pursuant to the terms of the merger agreement, American Founders has indicated its desire that our subsidiary First Security Bank merge with and into American Founders Bank in connection with our merger with American Founders Acquisition. Assuming American Founders receives the required regulatory approvals for the bank merger, the bank merger is expected to occur immediately following our merger with American Founders Acquisition. However, under the terms of the merger agreement, our merger with American Founders Acquisition cannot be delayed to consummate the bank merger beyond April 30, 2006 assuming the conditions to our merger with American Founders Acquisition have been satisfied or waived by that date.  If and when the bank merger occurs, American Founders Bank will be the surviving corporation of the bank merger and will be operated under the name “American Founders Bank”. Upon completion of the bank merger, the main office and all of the branches of First Security Bank will become branches of American Founders Bank.

Q.             What will I receive in the merger?

A.
If the merger agreement is approved and our merger with American Founders Acquisition, Inc. is subsequently completed, each share of our common stock that you hold will be converted into the right to receive $24.00 in cash. If the merger does not occur by April 30, 2006, the merger consideration will increase at an annual rate of 5% between May 1, 2006 and the closing date, provided the delay in closing is not the result of our breach of the representations, warranties and covenants in the merger agreement. See The Merger Proposal—Price on page  7.

Q.	Does the board of directors recommend the approval of the merger agreement?

A.
Yes. Our board of directors has unanimously approved our merger with American Founders Acquisition, Inc. and recommends that you vote FOR the approval of the merger agreement. The board of directors considered many factors in deciding to recommend the approval of the merger agreement, including the desires of significant shareholders, as expressed in their filings with the SEC, the value of the merger consideration as compared to remaining independent, and the fairness opinion of our financial advisor, Professional Bank Services, Inc. See The Merger Proposal—Reasons for the Proposed Merger beginning on page 11, The Merger Proposal—Opinion of Financial Advisor to First Security Bancorp beginning on page 12 and Appendix B.

Q.	What vote is required to approve the merger agreement?

A.	Approval of the merger agreement requires the affirmative vote of the holders of a majority of our outstanding common stock.

Each of our directors has signed a voting agreement committing to vote for the merger agreement. Collectively, they have agreed to vote a total of 276,725 shares (or approximately 17.73% of those outstanding) in favor of the merger agreement at the special meeting. See Interests of Certain Persons in the Merger—Commitment to Vote by Our Directors on page 28.

Q.	What is the effect if I abstain or fail to give instructions to my broker?

A.
If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote. Broker non-votes are also counted as part of the quorum. A broker non-vote occurs when brokers or other nominees holding shares on behalf of a shareholder do not receive voting instructions from the shareholder by a specified date before the meeting. Because the approval of the merger agreement requires the affirmative vote of a majority of our outstanding common stock, however, abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

Q.	What rights do I have if I oppose the merger?

A.
You can vote against the merger agreement by indicating a vote against that proposal on your proxy card and signing and mailing your proxy card, or by voting against the merger agreement in person at the meeting. The failure to submit a proxy or vote at the meeting will have the same effect as a vote against the adoption and approval of the merger agreement. Under Kentucky law, shareholders of First Security Bancorp are entitled to dissent from the merger and obtain payment of the fair value of their shares if the

.	transaction is consummated. Copies of the dissenters’ statutes are attached as Appendix C to this proxy statement. See Dissenter’s Rights beginning on page 26.

Q.	Should I send in my stock certificates now?

A.	No. After the merger is completed, you will receive a transmittal form and written instructions on how to exchange your stock certificates for the merger consideration.

Q.	If the merger is completed, when can I expect to receive the merger consideration for my shares?

A.
Bankers’ Bank of Kentucky, Inc. will serve as the payment agent. It will arrange for the payment of the merger consideration to be sent to you as promptly as practicable after the consummation of the merger and following receipt of your stock certificates and other required documents. See Payment Procedures beginning on page 21.

Q.	What regulatory approvals are required?

A.
American Founders Bancorp must receive the approval of the Board of Governors of the Federal Reserve System and the Kentucky Office of Financial Institutions and, once it receives the required Federal Reserve approval, a regulatory waiting period that will last between 15 and 30 days must expire before our merger with American Founders Acquisition can be completed. American Founders Bancorp filed applications with both the Federal Reserve and the Kentucky Office of Financial Institutions seeking the required approvals on February 17, 2006 but those regulatory approvals have not yet been received. See The Merger Proposal—Regulatory Approvals Required on page 8.

With respect to the bank merger, American Founders Bank must receive the approval of the Federal Deposit Insurance Corporation and the Kentucky Office of Financial Institutions. American Founders Bank filed the required applications with the FDIC or the Kentucky Office of Financial Institutions seeking the required approvals for the bank merger on February 27, 2006.

Q. Are there any conditions to completion of the merger?

A.	In addition to the approval of our shareholders and the receipt of all necessary regulatory approvals, the merger is also subject to several conditions, which include, among others, the following:

•	the absence of material adverse changes affecting us;

•	the absence of any legal restraint against the merger;

•	the absence of any breach in any material respect of the representations, warranties and covenants in the merger agreement;

•	shareholders owning more than 7% of our outstanding common stock do not exercise dissenters’ rights; and

•	the delivery of required legal opinions.

For a more detailed description of the conditions to the merger, see The Agreement and Plan of Merger—Conditions to Consummation of the Merger beginning on page 19.

Q.	When do you expect the merger to be completed?

A.
If our shareholders approve the merger agreement, and the other required conditions to the merger are met, we expect that our merger with American Founders Acquisition will be completed on or about April 30, 2006. The merger will become effective on the date and at the time specified in the articles of merger filed with the Kentucky Secretary of State. In this proxy statement, we refer to the date and time the merger becomes effective as the “effective time.” Because the merger is subject to conditions beyond the parties’ control, however, we cannot predict whether or when the merger will be completed.

Q.	If I hold options to purchase common stock, what will happen to them?

A.
In exchange for signing an option release, holders of options to purchase our common stock will receive for each share that may be acquired pursuant to their options, a cash payment equal to the spread between $24.00 per share and the exercise price per share of our stock covered by the option. All outstanding options to purchase our common stock will terminate at the effective time. See Interests of Certain Persons in the Merger—Cancellation of Stock Options beginning on page 29.

Q.	What are the tax consequences of the merger to me?

A.
Your receipt of cash in exchange for your shares will be a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code. For a discussion of the federal income tax consequences to you of the merger, see Tax Consequences to Shareholders beginning on page 25.

Q.	What happens if I sell my common stock before the special meeting?

A.
The record date for the special meeting is March 14, 2006. If you held your shares of common stock on the record date but have transferred those shares after the record date and before the merger, you will retain your right to vote at the special meeting but not the right to receive the merger consideration. The right to receive the merger consideration will pass to the person to whom you transferred your shares of common stock.

Q.	What do I need to do now?

A.
After you have carefully read this proxy statement, you should indicate on your proxy how you want to vote, and then sign and return the proxy as soon as possible so that your shares may be represented and voted at the special meeting. If you send the proxy without indicating how you want to vote, we will count your proxy as a vote in favor of the merger agreement and authorization of adjournment. Our board of directors recommends voting “FOR” both proposals.

Q.	How do I vote?

A.
You may vote by attending the special meeting and voting in person or by mailing the enclosed proxy card and envelope. If your shares are held in nominee name, you must follow the directions provided by your broker or nominee.

Q.	Can I change my vote after I have mailed my signed proxy card?

A.
Yes. There are several ways in which you may revoke your proxy and change your vote. First, you may revoke your proxy by delivering written notice of revocation to our Secretary, David Chrisman. Second, you may complete and submit a new proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your vote, and you may not vote at the special meeting without following those directions.

Q.	Who can vote?

A.	Only shareholders of record as of the close of business on March 14, 2006 may vote at the special meeting.

Q.	What happens if shareholders don’t approve the merger agreement at the special meeting?

A.
Our merger with American Founders cannot occur without shareholder approval. If shareholders do not approve the merger agreement, the merger agreement can be terminated and we will be required to pay American Founders a termination fee. For information about grounds on which the merger agreement can be terminated, the circumstances in which we could be required to pay a termination fee, and the size of the termination fee, see The Agreement and Plan of Merger—Termination of the Merger Agreement and Termination Fees beginning on page 22.

Q.	Who should I contact if I have questions about the merger or need additional copies of the proxy statement?

A.	If you have any questions about the merger or would like additional copies of this proxy statement or the enclosed proxy card, you should contact:

Sue Ezrine, Investor Relations
First Security Bancorp, Inc.
318 E. Main Street
Lexington, Kentucky 40507
(859) 367-3704

The Merger Proposal

Parties

The parties to the proposed merger are First Security Bancorp and American Founders Acquisition, Inc.

First Security Bancorp, Inc.
318 E. Main Street, Lexington, Kentucky 40507
(859) 367-3700

First Security Bancorp was incorporated in Kentucky on February 11, 2000 for the purpose of operating as a bank holding company. The company’s wholly owned subsidiary, First Security Bank of Lexington, Inc., commenced business on November 17, 1997 as a Kentucky state bank and is primarily engaged in the business of accepting savings and demand deposits and providing mortgage, consumer and commercial loans to the general public. In addition to its main office, the bank operates three branch offices in Lexington, Kentucky.

American Founders Acquisition, Inc.
201 Limestone Drive, Frankfort, Kentucky 40601
(502) 875-4500

American Founders Acquisition was incorporated in Kentucky on December 12, 2005 for the purpose of facilitating the acquisition of First Security in the proposed merger. At the time of the merger, American Founders Acquisition will be a wholly owned subsidiary of American Founders Bancorp, Inc., which is being formed as the holding company of American Founders Bank, Inc.

American Founders Bank commenced business in January 2000 as a Kentucky state bank and is primarily engaged in the business of accepting savings and demand deposits and providing mortgage, consumer and commercial loans to the general public. In addition to its main office, the bank operates two branch offices in Frankfort and Shelbyville, Kentucky.

Structure

        The proposed transaction is structured as a merger in which First Security Bancorp will merge with American Founders Acquisition. First Security Bancorp will be the surviving corporation of the merger and will become a wholly owned subsidiary of American Founders Bancorp. In the merger, all of the outstanding shares of our common stock (other than shares as to which dissenter’s rights have been exercised) will be converted into cash. We have no other outstanding shares of stock.

Price

        In the merger, subject to the exercise of dissenter’s rights, each outstanding share of our common stock will be converted into the right to receive $24.00 per share cash. If the merger does not occur by April 30, 2006, the merger consideration will increase at an annual rate of 5%

between May 1, 2006 and the closing date, provided the delay in closing is not the result of our breach of the representations, warranties and covenants in the merger agreement. No interest will accrue on the merger consideration after the closing of the merger.

        By virtue of the merger, each of our shareholders will cease being shareholders of our organization and will have, effectively, sold their First Security Bancorp common stock for cash.

Regulatory Approvals Required

American Founders Bancorp must receive the approval of the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of St. Louis, acting under delegated authority) to become a bank holding company and to acquire First Security. It filed applications with the Federal Reserve on February 17, 2006 to obtain these approvals.  Those applications have been accepted by the Federal Reserve but have not yet been approved.  If and when they are approved, a mandatory waiting period must expire before the closing can occur. This waiting period will extend between 15 and 30 days, during which time the competitive effect of the merger can be reviewed by the Department of Justice.

American Founders Bancorp also must receive the approval of the Kentucky Office of Financial Institutions in order to acquire control of First Security Bancorp. It filed an application with the Office of Financial Institutions on February 17, 2006 to obtain this approval, and that application is still pending.

The bank merger transaction between First Security Bank and American Founders Bank also requires applications to and the approval of the Kentucky Office of Financial Institutions and the Federal Deposit Insurance Corporation before it can be completed. American Founders Bank filed those applications with the Office of Financial Institutions and the FDIC on February 27, 2006.   Assuming American Founders receives the required regulatory approvals for the bank merger transaction, the bank merger is expected to occur immediately following our merger with American Founders Acquisition.  However, under the terms of the merger agreement, our merger with American Founders Acquisition cannot be delayed to consummate the bank merger beyond April 30, 2006 if the conditions to our merger with American Founders Acquisition have been satisfied or waived by that date.

Background of the Proposed Merger

        Last July, four of our shareholders formed a limited liability company in connection with their investment in First Security. This group was comprised of our largest shareholder, who in the past had also served as one of our advisory directors, and three of our former directors, including the former Chairman of our Board. While these individuals were serving on our board, we from time to time investigated opportunities to maximize shareholder value and to that end from time to time engaged in discussions with other financial institutions about the possibility of engaging in a transaction with them. During the summer of 2004, the Chairman of our Board met and engaged in discussions with a financial institution regarding a possible strategic transaction between the two organizations, and legal counsel and our financial advisor at that time were consulted. The board of directors met to consider the matter and, after receiving the advice of its advisors and a presentation by management, did not reach a consensus that it was in our best interests to proceed with negotiations with the third party at that time.

        On July 12, 2005, the group (and the limited liability company they formed) filed a Schedule 13D with the Securities and Exchange Commission reporting that they owned, collectively, approximately 21% of our outstanding common stock, and that they had formed the limited liability company for the purpose of evaluating strategic alternatives that might enhance the value of First Security Bancorp to its shareholders. The Schedule 13D filing disclosed that the limited liability company and its representatives might, among other things, seek to effect or influence a change of control of First Security Bancorp, including communicating with potential purchasers to encourage them to submit an offer to the board of directors to acquire First Security Bancorp and might consider other alternatives to influence our performance and the activities of our board of directors.

        Within two weeks, on July 25, 2005, another Schedule 13D was filed with the Securities and Exchange Commission by two other individuals who reported ownership of approximately 7.2% of our outstanding common stock. While disclaiming any current definitive plans, these two individuals in their SEC filing reserved the right in the future to, among other things, seek board representation and/or management changes, solicit proxies, initiate a tender offer or cause us to enter into one or more significant business transactions.

        Under these circumstances, our board of directors decided to implement a process to investigate the strategic alternatives available to us so that the board could make an informed decision about the roadmap we should pursue going forward. On July 27, 2005, we announced we had engaged Professional Bank Services, Inc. as our financial advisor to assist our board of directors in strategic planning and the board’s assessment of the strategic opportunities available to the organization.

        At a meeting of the board of directors on August 23, 2005, Professional Bank Services reported to the board of directors its assessment of the strategic alternatives available to us, ranging from remaining independent to being acquired. While both appeared to be viable alternatives, the board of directors recognized the challenges management would face if the company were to pursue a strategy of remaining independent, given the apparent desire of shareholders owning a significant amount of our common stock to engage in a sale transaction. At the conclusion of the meeting, the board of directors decided to investigate further this strategic course, and engaged Professional Bank Services’ subsidiary, Investment Bank Services, Inc., to investigate the interest in engaging in an acquisition transaction among a group of potentially interested parties. Out of the 24 organizations contacted by Investment Bank Services, a total of 10 submitted preliminary indications of interest.

        On October 18, 2005, the board of directors met with Investment Bank Services and our legal counsel to receive Investment Bank Services’ report and analysis of the 10 indications of interest it had received. Based on that advice, the board of directors decided to investigate further the four indications which appeared to be the best in terms of the value and liquidity offered and the level of interest expressed. The four organizations were then given the opportunity to conduct a more extensive due diligence investigation of First Security and to meet with our senior management with a view to developing a final offer for consideration by the board.

        On November 29, 2005, the board of directors met with counsel and Investment Bank Services to receive Investment Bank Services’ report of the four proposals received. Investment Bank Services provided the board of directors its analysis of the proposals presented, and the parties presenting them. Following a lengthy discussion and review in which the directors discussed the advantages and disadvantages and the strengths and weaknesses of the strategic alternatives available, both in terms of the organization, its employees, customers and shareholders, the board of directors authorized Investment Bank Services and our legal counsel to proceed with the negotiation of a definitive agreement with the organization that presented the highest cash offer - American Founders Bank. At that time, it was proposing $23.00 per share.

        While American Founders was preparing the merger agreement, one of the other interested parties contacted Investment Bank Services and increased the price it was proposing to pay above that offered by American Founders. While this new proposal was not all cash, we decided to call a special meeting of the board of directors to consider the development. Investment Bank Services communicated with American Founders and this other potential acquirer. American Founders then indicated it would increase its offer to $24.00 per share, all cash, provided that we would approve and sign the definitive agreement at the special meeting of our board of directors at which the definitive agreement would be considered. The definitive agreement American Founders proposed consisted of the merger agreement between First Security and American Founders and a voting agreement to be signed by each of our directors committing them as shareholders, in their individual capacities, to vote for the merger and to cooperate in completing the merger.

        On December 5, 2005, American Founders sent a draft of the merger agreement to Investment Bank Services. We began negotiating the agreement, with our legal counsel dealing with American Founders’ legal counsel, and Investment Bank Services dealing with American Founders’ management. On December 9, 2005, we delivered drafts of the merger agreement and the voting agreement to each of our directors for their review prior to the special board meeting to be held the evening of December 11, 2005.

        On December 11, 2005, our board met with Investment Bank Services/Professional Bank Services and our legal counsel to get an update on the events that had transpired, to review the proposed merger agreement and voting agreement, and to get our financial advisor’s advice about the final offers it had received, and their fairness to us and our shareholders. We received the opinion of Professional Bank Services that American Founders’ offer was the best and that it was fair to us and our shareholders from a financial point of view. Following an extensive review and discussion, the board of directors, by a unanimous vote, authorized management to finalize, execute and deliver the proposed merger agreement.

        The merger agreement was finalized and executed by all parties following the board meeting on December 11, 2005. On December 12, 2005, we issued a joint press release with American Founders announcing the merger agreement.

Reasons for the Proposed Merger

Our board of directors reviewed and discussed the transaction with our management and our financial and legal advisors in determining that the merger is fair to, and in the best interests of, the company and our shareholders. In reaching its conclusion to approve and adopt the merger agreement, our board of directors considered a number of factors, including the following:

o the board’s understanding of, and the presentations of our management and financial advisor regarding, our business, operations, management, financial condition, earnings, and prospects;

o the board’s knowledge of the current and prospective environment in which we operate and its understanding of the risks of remaining independent, and the challenges we would face to achieve a level of earnings necessary to provide a long-term value to shareholders comparable to that presented in the merger;

o the board’s view that shareholders owning a significant number of our shares desire to liquidate their investment in First Security in a sale transaction, the uncertainty this creates and the likely effect this uncertainty would have on our ability to successfully implement a strategy of remaining independent;

o the review by our board of directors with our legal and financial advisors of the structure of the merger and the financial and other terms of the merger agreement, including the cash merger price of $24.00 per share, which will be subject to increase if the transaction is not closed by April 30, 2006;

o the current and historical market prices of our common stock, the premium offered by the cash merger price and the return it offers our shareholders who have been long-term investors in First Security;

o the fact that the merger consideration consists solely of cash and is not subject to any financing conditions, and the opportunity First Security will have to recover a termination fee if American Founders is unable to raise the funds needed to satisfy any required regulatory approval for closing;

o the likelihood that the merger will be completed, including the likelihood that the regulatory and shareholder approvals needed to complete the merger will be obtained;

o the view of our financial advisor and our management that the merger will allow our organization to continue its community bank focus for our clients and customers, and that the limited overlap between our company and American Founders will minimize the impact of the merger on our employees; and

o the financial information and analyses presented by Investment Bank Services and Professional Bank Services to the board of directors, and Professional Bank Services’ opinion, as of December 11, 2005, based upon and subject to the assumptions, conditions, limitations and other matters set forth in its opinion, that the $24.00 in cash per share to be received by our shareholders pursuant to the merger was fair from a financial point of view to our shareholders.

Our board also considered potential risks relating to the merger, including the following:

o the fact that the all cash price would not allow our shareholders to participate in any of the synergies created by the merger or in any future growth of the combined entity and will be taxable to our shareholders upon completion of the merger;

o the challenges associated with seeking the regulatory approvals required to complete the merger in a timely manner;

o the fact that American Founders will have to form a holding company to complete the transaction and has not established a track record of successfully completing acquisitions;

o the risks and costs to us if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, and the potential effect on business and customer relationships;

o the fact that some of our officers and directors have interests in the merger that are in addition to their interests as shareholders;

o the requirement that we conduct our business in the ordinary course and the other restrictions on the conduct of our business prior to completion of the merger that are set forth in the merger agreement, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and

o the fact that a termination fee is payable to American Founders under specified circumstances.

The discussion of the information and factors considered by our board is not exhaustive, but includes all material factors considered by the board. In view of the wide variety of factors considered by the board in connection with its evaluation of the merger and the complexity of these matters, the board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The board evaluated the factors described above, including asking questions of our management and our legal and financial advisors, and reached the unanimous decision that the merger was in the best interests of First Security and our shareholders. In considering the factors described above, individual members of our board of directors may have given different weights to different factors. Our board of directors considered these factors as a whole, and overall considered them to be favorable to, and to support, its determination.

Opinion of Financial Advisor to First Security Bancorp

Professional Bank Services, Inc. (“PBS”) was engaged by First Security Bancorp to advise First Security Bancorp’s board of directors as to the fairness of the consideration, from a financial perspective, to be paid by American Founders to First Security Bancorp’s shareholders as set forth in the merger agreement.

Professional Bank Services is a bank consulting firm headquartered in Louisville, Kentucky with additional offices located throughout the United States. As part of its investment banking business, PBS is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, estate settlements, and other transactions. Neither PBS nor any of its affiliates has a material financial interest in First Security or American Founders, although PBS does provide consulting services to American Founders. PBS was selected to advise First Security’s board of directors based upon its familiarity with Kentucky financial institutions and knowledge of the banking industry as a whole.

PBS performed certain analyses described herein and presented the range of values for First Security Bancorp, resulting from such analyses, to First Security’s board of directors in connection with its advice as to the fairness of the consideration to be paid by American Founders in the merger.

A fairness opinion of PBS was delivered to First Security’s board of directors on December 11, 2005 at a special meeting of the board of directors and has been updated as of the date of this proxy statement. A copy of the fairness opinion, which includes a summary of the assumptions made and information analyzed in deriving the fairness opinion, is attached as Appendix B to this proxy statement and should be read in its entirety.

In arriving at its fairness opinion, PBS reviewed certain publicly available business and financial information relating to First Security and American Founders. PBS considered certain financial and stock market data of First Security and American Founders, compared that data with similar data for certain publicly-held bank holding companies and considered the financial terms of certain other comparable bank transactions that had recently been effected. PBS also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, PBS did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by PBS were based on assumptions believed by PBS to be reasonable and to reflect currently available information. PBS did not make an independent evaluation or appraisal of the assets of First Security or American Founders.

PBS reviewed and analyzed the historical performance of First Security including all the forms 10-KSB, 10-QSB and 8-K and 14A filed by First Security Bancorp with the Securities and Exchange Commission since 2002; December 31, 2003 and 2004 audited annual reports of First Security Bancorp; FRY-9C Consolidated Financial Statements dated December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 filed by First Security Bancorp; Uniform Holding Company Performance Reports as of December 31, 2004 and June 30, 2005 for First Security Bancorp; First Security’s 2005 operating budget; and various internal asset quality, interest rate sensitivity and liquidity reports. PBS reviewed and tabulated statistical data regarding First Security’s loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed, as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In reviewing the aforementioned information, PBS took into account its assessment of general market and financial conditions, its experience in other similar transactions, and its knowledge of the banking industry generally.

In connection with rendering the fairness opinion and preparing its written and oral presentation to First Security’s board of directors, PBS performed a variety of financial analyses, including those summarized herein. The summary does not purport to be a complete description of the analyses performed by PBS in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, PBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, PBS made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond First Security’s or American Founders’ control. The analyses performed by PBS are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

In the proposed merger, First Security Bancorp shareholders will receive $24.00 in cash per share of common stock of First Security Bancorp. In addition each First Security Bancorp option will be cancelled for cash equal to the difference between $24.00 and the exercise price of each option. Based on First Security Bancorp’s 1,560,540 shares of common stock outstanding and 155,300 options outstanding with a weighted average strike price of $18.02, the proposed consideration to be received represents an aggregate value of approximately $38,381,654 for all First Security Bancorp common stock shares and options outstanding, subject to adjustment, as further defined in the merger agreement.

The $24.00 per share of common stock represents a 1.79X multiple of First Security Bancorp’s September 30, 2005 stated common equity, and a 23.90X multiple of its annualized September 30, 2005 net income. In addition, the proposed consideration to be received by First Security Bancorp’s shareholders represents 22.75% of the September 30, 2005 total deposits and a 13.42% premium over the September 30, 2005 tangible equity as a percentage of First Security’s September 30, 2005 core deposits.

Acquisition Comparison Analysis: In performing this analysis, PBS reviewed the 119 bank transactions in the states of Kentucky, Illinois, Indiana, and Ohio since June 30, 2001 for which financial information is available (the “Comparable Group”). The purpose of the analysis was to obtain an evaluation range of First Security Bancorp based on these Comparable Group bank acquisition transactions. Median multiples of book value, earnings, deposits and the premium paid over the sellers’ tangible equity as a percentage of the acquired institutions core deposits implied by the Comparable Group transactions were utilized in obtaining a range for the acquisition value of First Security Bancorp. In addition to reviewing recent Comparable Group bank transactions, PBS performed separate comparable analyses for acquisitions of banks which, like First Security Bancorp had an equity to asset ratio between 9.0% and 12.0%, had a return on average equity (“ROAE”) between 6.00% and 10.00%, acquisitions where the consideration was all cash, acquisitions where the acquirer was not located in the seller’s market area and transactions where the selling institution was located in Kentucky. Median values for the 119 Comparable Group acquisitions expressed as multiples of book value and last twelve month (“LTM”) earnings were 1.72 and 19.23, respectively and median premiums on deposits and franchise premiums over core deposits were 19.05% and 9.71%, respectively. The following tables demonstrate the median multiples of book value and earnings, as well as, median percentage of transaction value over seller total deposits and premium paid over the seller’s tangible equity as a percentage of the acquired institutions core deposits for the Comparable Group transaction categories.

ACQUISITION PRICING FOR COMPARABLE GROUP TRANSACTIONS

MEDIAN MULTIPLES

CATEGORY	MULTIPLE OF STATED BOOK VALUE	MULTIPLE OF LTM INCOME

PROPOSED TRANSACTION	1.79X	23.90X

All Comparable Group Acquisitions	1.72X	19.23X
Equity to Assets Between 9.0% - 12.0%	1.73	19.55
ROAE Between 6.00% - 10.00%	1.74	22.69
100% Cash Transactions	1.62	18.90
Acquiring Institution is not in Seller Market	1.59	17.92
Kentucky Transactions	1.42	17.44

ACQUISITION PRICING FOR COMPARABLE GROUP TRANSACTIONS
MEDIAN PERCENTILES

CATEGORY	PERCENT OF DEPOSITS	FRANCHISE PREMIUM / CORE DEPOSITS

PROPOSED TRANSACTION	22.75%	13.42%

All Comparable Group Acquisitions	19.05%	9.71%
Equity to Assets Between 9.0% - 12.0%	19.78%	10.53%
ROAE Between 6.00% - 10.00%	19.92%	9.77%
100% Cash Transactions	17.54%	8.55%
Acquiring Institution is not in Seller Market	16.50%	8.21%
Kentucky Transactions	19.92%	8.12%

COMPARABLE GROUP TRANSACTIONS
PROPOSED TRANSACTION PERCENTILE RANKINGS

CATEGORY	MULTIPLE OF STATED BOOK VALUE	MULTIPLE OF CORE LTM INCOME

PROPOSED TRANSACTION	1.79X	23.90X

All Comparable Group Acquisitions	55.70%	69.80%
Equity to Assets Between 9.0% - 12.0%	55.10%	67.20%
ROAE Between 6.00% - 10.00%	54.10%	54.00%
100% Cash Transactions	66.50%	77.20%
Acquiring Institution is not in Seller Market	69.80%	77.40%
Kentucky Transactions	69.40%	84.70%

CATEGORY	PERCENT OF DEPOSITS	FRANCHISE PREMIUM / CORE DEPOSITS

PROPOSED TRANSACTION	22.75%	13.42%

All Comparable Group Acquisitions	67.90%	65.40%
Equity to Assets Between 9.0% - 12.0%	71.90%	57.50%
ROAE Between 6.00% - 10.00%	64.10%	63.20%
100% Cash Transactions	78.50%	78.40%
Acquiring Institution is not in Seller Market	75.50%	81.30%
Kentucky Transactions	73.00%	64.90%

Adjusted Net Asset Value Analysis: PBS reviewed First Security Bancorp’s balance sheet data to determine the amount of material adjustments required to the stockholders’ equity of First Security Bancorp based on differences between the market value of First Security Bancorp’s assets and their value reflected on First Security Bancorp’s financial statements. PBS determined that one adjustment was warranted. PBS reflected a value of First Security Bancorp’s September 30, 2005 core deposits of approximately $3,293,000. The aggregate adjusted net asset value of First Security Bancorp was determined to be $24,802,000 or $15.89 per share of common stock.

Discounted Earnings Analysis: A dividend discount analysis was performed by PBS pursuant to which a range of values of First Security Bancorp was determined by adding (i) the present value of estimated future dividend streams that First Security Bancorp could generate over a five-year period and (ii) the present value of the “terminal value” of First Security Bancorp’s earnings at the end of the fifth year. The “terminal value” of First Security Bancorp’s earnings at the end of the five-year period was determined by applying a multiple of 19.23 times the projected terminal year’s earnings. The 19.23 multiple represents the median price paid as a multiple of earnings for all Comparable Group bank transactions.

Dividend streams and terminal values were discounted to present values using a discount rate of 13%. This rate reflects assumptions regarding the required rate of return of holders or buyers of First Security Bancorp’s common stock. The aggregate value of First Security Bancorp, determined by adding the present value of the total cash flows, was $28,931,000 or $18.54 per share. In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming an annual growth rate in assets of 5.0% in years one through five and 6.0% in years six through twenty. Return on assets was projected to increase to 1.25% by year thirteen and remain constant at this level for the remainder of the analysis. Dividends assumed to be paid in years one through five equaled 20.0% of net income and then increased to 70% of net income in years six through twenty. This long-term projection resulted in an aggregate value of $25,636,000 or $16.43 per share of common stock.

The fairness opinion delivered by PBS is directed only to the question of whether the consideration to be received by First Security Bancorp’s shareholders under the merger agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any shareholder of First Security Bancorp to vote in favor of the merger. No limitations were imposed on PBS regarding the scope of its investigation or otherwise by First Security Bancorp.

Based on the results of the various analyses described above, PBS concluded that the consideration to be received by First Security Bancorp’s shareholders under the merger agreement is fair and equitable from a financial perspective to the shareholders of First Security Bancorp.

Our Relationship with PBS

We engaged Professional Bank Services during the summer of 2005 to provide assessments of our strategic alternatives. The aggregate fees we paid PBS for these services in 2005 were $9,027.50. After receiving Professional Bank Services’ assessment, we then retained Investment Bank Services, Inc., Professional Bank Services’ wholly-owned subsidiary, to serve as our exclusive investment banker in a possible sale transaction. Under that engagement, we will reimburse Investment Bank Services for its out-of-pocket expenses and will pay Investment Bank Services a fee if the proposed merger is completed. Based on the total proposed transaction price of $38,381,654, PBS and its wholly owned subsidiary Investment Bank Services will receive total fees of approximately $258,672 for all services performed in connection with the sale of First Security Bancorp and the rendering of the fairness opinion.

In addition, we have agreed to indemnify Professional Bank Services (and Investment Bank Services) and its directors, officers and employees, from liability in connection with the transaction, and to hold Professional Bank Services (and Investment Bank Services) harmless from any losses, actions, claims, damages, ex-penses or liabilities related to any of Professional Bank Services’ (and Investment Bank Services’) acts or decisions made in good faith and in the best interest of First Security Bancorp.

Vote Required

The proposal to approve and adopt the merger agreement requires the affirmative vote of shareholders holding a majority of the outstanding shares of First Security Bancorp common stock.

Our board of directors unanimously recommends that shareholders vote FOR the proposal to approve and adopt the merger agreement at the special meeting of shareholders.

The Agreement and Plan of Merger

        At the special meeting of shareholders, shareholders will be asked to consider and vote on adopting and approving the Agreement and Plan of Merger. A copy of the merger agreement is attached as Appendix A to this proxy statement. Shareholders are urged to read the entire merger agreement.

Representations, Warranties and Covenants

        We make certain representations and warranties to American Founders in the merger agreement. These include, among others, representations and warranties about our organization as a Kentucky banking corporation, our authorization of the merger agreement, our capital stock and rights to acquire our capital stock, our financial statements, our assets, including our loans, certain tax and environmental matters, our employees and employee benefits, our regulatory compliance and compliance with laws and our contracts. We have qualified a number of the representations and warranties contained in the text of the merger agreement with exceptions disclosed in a disclosure schedule, which we delivered separately to American Founders. You should not rely on the representations and warranties contained in the merger agreement. We also receive certain representations and warranties from American Founders, including, among others, their authorization of the merger agreement and their acknowledgment that they are not aware of any fact or circumstance that would prevent them from obtaining proper regulatory approvals to consummate the merger and that they will have prior to completion of the merger sufficient financial resources to consummate the merger. None of the representations or warranties made by the parties in the merger agreement will survive the merger if it is consummated.

        We also make certain covenants in the merger agreement with respect to our conduct of business until the consummation of the merger or the termination of the merger agreement. These include, among others, agreeing to conduct our business in the ordinary course and to use our best efforts to preserve our business and the goodwill of our customers and others with whom we have business relations. We also agree not to take a variety of actions with respect to our operations without the prior written consent of American Founders, including, among others, amending our articles of incorporation or bylaws, pursuing the sale of First Security to another party (subject to our board of directors’ fiduciary duties as further discussed below), incurring indebtedness other than in the ordinary course of our banking business, increasing the compensation of officers, directors or employees, and offering new deposit or loan products. We also covenant to provide American Founders with access to First Security and certain periodic information and reports regarding our operations prior to the consummation of the merger.

        We and American Founders also covenant and agree to exercise all reasonable efforts to obtain any necessary or appropriate consent, approval or authorization of any governmental entity or third party in connection with the merger agreement and the transactions contemplated thereby, including the proposed merger.

Other Acquisition Proposals

        We commit in the merger agreement that we will not, and we will direct and use our best efforts to cause our officers, directors, employees, agents and representatives, not to initiate, solicit or encourage any other proposals or offers to acquire or sell First Security or engage in any negotiations or discussions with, or furnish information to, another party concerning a possible acquisition or sale of First Security. For purposes of this covenant, a possible acquisition or sale of First Security would include any bona fide offer with respect to a merger, share exchange, acquisition, consolidation or other similar transaction or series of related transactions involving either 25% of our outstanding stock or 25% of our assets.

        The merger agreement provides however that if our board of directors receives an unsolicited acquisition or sale proposal after December 12, 2005 that the board of directors (after consultation with its outside legal advisor) concludes in good faith is a superior acquisition proposal and the board of directors reasonably believes failure to hold discussions with the party making the superior acquisition proposal would be inconsistent with its fiduciary duties, the board of directors may enter into negotiations with such party and furnish information to such party in connection with such superior acquisition proposal. However, we must terminate the merger agreement (and pay a termination fee to American Founders discussed further below) if our board of directors ultimately concludes that we must pursue such superior acquisition proposal. For purposes of the merger agreement, a superior acquisition proposal is a possible sale or acquisition of First Security that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects, and to result in a transaction materially more favorable to our shareholders from a financial point of view than the proposed merger with American Founders. We also covenant to provide American Founders with notice of, and current updates on, any inquiries, proposals or offers received by or information requested from any third party concerning a possible acquisition or sale of First Security.

Conditions to Consummation of the Merger

        The obligations of the parties to consummate the merger is subject to numerous conditions that must be satisfied or waived by the applicable party prior to consummation of the merger. Some of these conditions require the approval or consent of third parties, including any required consents or approvals of the proposed merger by any governmental entities, or are otherwise out of the full control of the parties to the merger agreement. There can be no assurance that the conditions will be satisfied or that such conditions will be waived by the applicable party or parties to the extent the conditions could be waived.

     No party to the merger agreement will be required to consummate the merger unless the following conditions are satisfied:

    o The merger agreement is approved by shareholders holding a majority of our outstanding common stock;

    o All regulatory consents, approvals and filings necessary to consummate the merger must have been obtained, occurred or filed, in form and substance reasonably satisfactory to us and American Founders;

    o No injunction preventing consummation of the merger nor any proceeding by a governmental entity to obtain such an injunction is in effect or pending; and

    o No statute, rule, regulation or order has been enacted, entered, enforced or deemed applicable to the merger that makes consummation of the merger illegal.

      The obligations of American Founders to consummate the merger are subject to the satisfaction of the following conditions or waiver of such conditions by American Founders prior to consummation of the merger:

    o Our representations and warranties must be true and correct as of December 12, 2005 and as of the date of consummation of the merger (provided that representations and warranties not already qualified by materiality in the merger agreement must only be true and correct in all material respects as of the date of consummation of the merger);

    o We must have performed our obligations under the merger agreement in all material respects;

    o No material adverse effect with respect to First Security must have occurred since December 31, 2004;

    o Shareholders of First Security Bancorp who properly exercise dissenters’ rights under Kentucky law, if any, cannot hold more than 7% of our outstanding common stock in the aggregate;

    o All authorizations, consents and approvals of governmental agencies and authorities required to permit the transactions contemplated by the merger agreement and the continuation of our business following the merger must have been obtained; and

    o American Founders must have received an opinion from our legal counsel substantially in the form required by the merger agreement.

    Our obligations to consummate the merger are subject to the satisfaction of the following conditions or waiver of such conditions by us prior to consummation of the merger:

    o The representations and warranties of American Founders must be true and correct as of December 12, 2005 and as of the date of consummation of the merger (provided that representations and warranties not already qualified by materiality in the merger agreement must only be true and correct in all material respects as of the date of consummation of the merger agreement);

    o American Founders must have performed its obligations under the merger agreement in all material respects;

    o All authorizations, consents and approvals of governmental agencies and authorities required to permit the transactions contemplated by the merger agreement and the continuation of our business following the merger must have been obtained; and

    o We must have received an opinion from counsel to American Founders substantially in form required by the merger agreement.

Closing

        The closing of the proposed merger will take place on a date to be specified by American Founders which is at least three business days and not more than 15 days after the date it reasonably expects all the conditions in the merger agreement will be met or waived, or on such other date as American Founders and First Security Bancorp may agree in writing. At the closing, the parties will execute and file Articles of Merger with the Kentucky Secretary of State to cause the merger to become effective at 5:00 p.m. on the closing date, or within one business day thereafter.

        Upon the effective time of the merger, the articles of incorporation and bylaws of American Founders Acquisition, each as in effect immediately prior to the effective time of the merger, will become the articles of incorporation and bylaws of First Security Bancorp, as the surviving corporation, in each case until amended in accordance with the Kentucky law. The directors and officers of American Founders Acquisition immediately prior to the effective time of the merger will likewise become the directors and officers of the surviving corporation.

Payment Procedures

        Bankers’ Bank of Kentucky, Inc. will serve as the payment agent to facilitate the payment of the merger consideration for shares of our common stock. At or before the closing of the merger, American Founders will deposit with the payment agent sufficient funds to pay the merger consideration to all of our shareholders. As soon as reasonably practicable after the effective time of the merger, and no later than five business days thereafter, the payment agent will mail transmittal letters and instructions to each person who was a shareholder of record at the time of the merger (other than shareholders who exercise their dissenters’ rights). Shareholders must use the transmittal letters to submit their First Security Bancorp stock certificates for payment of the merger consideration. The payment agent will mail payment as soon as commercially practicable and in any event within three business days after receiving a shareholder’s properly completed transmittal letter and the stock certificate(s). If you have lost your stock certificate or your stock certificate has been stolen or destroyed, American Founders may require that you submit a bond in order to receive your payment of the merger consideration.

        No interest will be paid on the merger consideration after the closing.  Accordingly, First Security shareholders should promptly complete and return their transmittal letters and stock certificates as quickly as possible. If you own your stock directly in your own name and you want to update your address, you should immediately contact our transfer agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016; telephone number (800) 866-1340. If you own your stock in “street name” through a broker, the payment agent will send the transmittal letter to the record owner of your shares and you will not need to submit your shares yourself for payment. In those cases, you should contact your broker to receive payment.

        One year following the effective time of the merger, the payment agent will deliver to First Security any remaining funds set aside for the merger consideration which have not yet been disbursed. Thereafter, First Security shareholders who have not complied with the foregoing procedures will be entitled to look only to First Security and American Founders Bancorp as general creditors with respect to any merger consideration that may be payable upon due surrender of certificates of First Security Bancorp common stock. To the extent permitted by law, any portion of such funds remaining unclaimed by First Security shareholders will become the property of American Founders Bancorp or First Security Bancorp free and clear of any claims or interest of any person or entity previously entitled thereto (including such shareholders) five years after the merger, or such earlier date immediately prior to the time such funds would escheat to or otherwise become subject to the abandoned property law of any jurisdiction.

Termination of the Merger Agreement and Termination Fees

        The merger agreement contains specific grounds on which the merger agreement may be terminated before the merger is completed. The grounds for termination are described below. As noted, depending on the grounds for the termination, one party may have to reimburse the other party for its documented expenses (up to $200,000) and a party may be required to pay the other party a $1,850,000 termination fee. The grounds on which the merger agreement may be terminated prior to completion of the merger are as follows:

o    First Security Bancorp and American Founders Bancorp may terminate the merger agreement if for any reason consummation of the transactions contemplated by the merger agreement is inadvisable in the opinions of both our board of directors and the board of directors of American Founders Bancorp.

o    Either First Security Bancorp or American Founders Bancorp (if its board of directors so determines by vote of a majority of the members of its entire board) may terminate the merger agreement if the merger is not completed by June 30, 2006 or such later date as the parties may have agreed on in writing; provided,

o a party will not be able to terminate the merger agreement because this deadline is not met to the extent the delay arises out of or results from its knowing action or inaction in violation of its obligations under the merger agreement; and

o First Security Bancorp will not be able to terminate the merger agreement because this deadline is not met to the extent the delay arises out of or results from the knowing action or inaction of any of the parties to the voting agreement in violation of his, her or its obligations thereunder;

Note: If the merger agreement is terminated on these grounds as a result of the failure of American Founders Bancorp or American Founders Bank to raise any capital or funds needed to obtain or comply with any regulatory approval, consent or clearance necessary to satisfy the condition to closing that all regulatory consents, approvals and filings necessary to consummate the merger must have been obtained, occurred or filed, American Founders will be required to pay us a $1,850,000 termination fee.

o    Either First Security Bancorp or American Founders Bancorp may terminate the merger agreement (provided it is not then in material breach of any of its representations, warranties, covenants or agreements in the merger agreement) if its board of directors so determines by vote of a majority of the members of its entire board, in the event that:

o
there is a material breach by the other party of any representation or warranty contained in the merger agreement which would constitute, if occurring or continuing on the closing date, the failure of a condition to the terminating party’s obligations under the merger agreement, and which cannot be or has not been cured within the earlier of 45 days after written notice of the breach is given to the breaching party or parties of such breach or June 30, 2006; or

o
there is a material breach by the other party of any covenant or agreement in the merger agreement which cannot be or has not been cured within the earlier of 45 days after written notice of the breach is given to the breaching party or parties of such breach or June 30, 2006.

Note: If the merger agreement is terminated on these grounds, the breaching party will be required to reimburse the terminating party for its documented expenses (up to $200,000). In addition, the breaching party also may be required to pay a termination fee as follows:

If we terminate the merger agreement on these grounds as a result of the failure of American Founders Bancorp or American Founders Bank to raise any capital or funds needed to obtain or comply with any regulatory approval, consent or clearance necessary to satisfy the condition to closing that all regulatory consents, approvals and filings necessary to consummate the merger must have been obtained, occurred or filed, American Founders will be required to pay us a $1,850,000 termination fee.

If American Founders terminates the merger agreement on these grounds because we willfully breach any of our representations, warranties, covenants or agreements and within nine months of the termination of the merger agreement we execute a definitive agreement providing for an acquisition proposal with another party, we will be required to pay American Founders a $1,850,000 termination fee.

o        Either First Security Bancorp or American Founders Bancorp may terminate the merger agreement  if shareholders holding a majority  of  our standing common stock do not approve the merger agreement.

    Note: If the merger agreement is terminated on these grounds, we will be required to reimburse American Founders Bancorp for its documented expenses (up to $200,000). We also will be required to pay American Founders a $1,850,000 termination fee if (1) all of the shares subject to voting agreements are not voted in accordance with the voting agreements and (2) within nine months of the termination of the merger agreement we execute a definitive agreement providing for an acquisition proposal with another party.

o	First Security Bancorp may terminate the merger agreement by giving written notice to American Founders Bancorp if we receive an unsolicited superior acquisition proposal and our board of directors desires to change its recommendation of the merger agreement to shareholders, to approve or recommend to shareholders the superior proposal or to terminate the merger agreement.

Note: If the merger agreement is terminated on these grounds, we will be required to reimburse American Founders Bancorp for its documented expenses (up to $200,000). In addition, we also will be required to pay it a $1,850,000 termination fee.

o     American Founders Bancorp may terminate the merger agreement if either

o	our board of directors withdraws, modifies or changes its approval or recommendation of the merger agreement or the proposed merger or approves or recommends another acquisition or sale proposal,

o	we enter into any agreement with a person or entity with respect to a transaction, the proposal of which qualifies as a possible acquisition or sale proposal, or

o	a third party commences a bona fide tender offer or an exchange offer for 25% or more of the outstanding shares of our common stock, and our board of directors has recommended that the shareholders of First Security Bancorp tender their shares in such tender or exchange offer, or

o	our board of directors resolves to do any of the foregoing.

Note: If the merger agreement is terminated on these grounds, we will be required to reimburse American Founders Bancorp for its documented expenses (up to $200,000). We also will be required to pay it a $1,850,000 termination fee.

        If the merger agreement is terminated pursuant to the foregoing, the merger agreement will become void and have no effect, except that the provisions of the merger agreement relating to confidentiality and the termination fee and expenses discussed in this section and below will survive any termination. However, a termination resulting from a party’s willful misrepresentation or intentional breach of any covenant or representation or warranty contained in the merger agreement will not relieve the breaching party from any liability therefore.

Expenses

        Other than as provided in the merger agreement, including the reimbursement of expenses and the payment of the termination fees as described above, each party to the merger agreement has agreed to assume and pay its own legal, accounting and other expenses incurred in connection with the transactions contemplated by the merger agreement.

        The preceding section describes the circumstances under which either First Security Bancorp or American Founders Bancorp must pay the other a termination fee and/or reimburse the other for its documented expenses. The termination fee must be paid in full immediately by wire transfer once it becomes payable.

Tax Consequences to Shareholders

        The following is a discussion of the material federal income tax consequences of the proposed merger to our shareholders. The discussion is based upon applicable law in effect as of the date of this proxy statement, and assumes that our common stock is generally held by shareholders for investment. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to shareholders that may be subject to special rules.

        The receipt of cash for your shares of our common stock in connection with the proposed merger will be a taxable transaction for federal income tax purposes. You will realize a gain or loss measured by the difference between your tax basis for the shares of our common stock that you owned at the effective time of the merger and the amount of cash you receive for such shares in connection with merger. Your gain or loss will be a capital gain or loss if your shares of our common stock is a capital asset to you.

        The cash payments the holders of our common stock will receive upon their exchange of such stock pursuant to the merger generally will be subject to “backup withholding” for federal income tax purposes unless certain requirements are met. Under federal law, the payment agent must withhold the percentage of the cash payments to holders of our common stock to whom backup withholding applies, and the federal income tax liability of such persons is reduced by the amount withheld. To avoid backup withholding, you must provide the payment agent with your taxpayer identification number and complete a form in which you certify that you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report interest and dividends. Your taxpayer identification number, as an individual, is your social security number.

        The foregoing summary of the material federal income tax consequences of the merger is not intended as a substitute for careful planning on an individual basis. In addition to the federal income tax consequences discussed above, consummation of the merger may have significant state and local income tax consequences that are not discussed in this proxy statement. Persons considering the merger agreement and the proposed merger are urged to consult their own tax advisors with specific reference to the effect of their own particular facts and circumstances on the matters discussed in this proxy statement.

Dissenter’s Rights

        Kentucky law provides certain rights to shareholders who dissent from certain corporate actions, including the proposed merger. The following is a summary of the material provisions of Kentucky law relating to the dissenters’ rights of shareholders. This description is not a complete description of the provisions of Kentucky law relating to the dissenters’ rights of shareholders and is qualified in its entirety by reference to the provisions of Sections 271B.13-010 through 271B.13-310 of the Kentucky Business Corporation Act (the “KBCA”), which are attached in full as Appendix C to this proxy statement. You are urged to read Appendix C in its entirety. Under the provisions of the KBCA, if the merger agreement is approved at the special meeting and the proposed merger is consummated, any shareholder of First Security Bancorp who objects to proposed merger and who fully complies with Sections 271B.13-010 through 271B.13-310 of the KBCA will be entitled to demand and receive payment in cash of an amount equal to the fair value of the shareholder’s shares of First Security Bancorp common stock.

        A shareholder of record may assert dissenters’ rights as to fewer than all of the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one beneficial owner and notifies First Security Bancorp in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. A beneficial owner may assert dissenters’ rights only if the beneficial owner submits to First Security Bancorp the record shareholder’s written consent to the dissent not later than the time the beneficial owner asserts dissenters’ rights, and does so with respect to all shares of First Security Bancorp common stock of which he or she is the beneficial owner or over which he or she has power to direct the vote.

        For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters’ rights, the fair value of a dissenting shareholder’s common stock will equal the value of the shares immediately before consummation of the proposed merger, excluding any appreciation or depreciation in anticipation of the merger, unless such exclusion would be inequitable.

        Any shareholder desiring to receive payment of the fair value of such shareholder’s shares of First Security Bancorp common stock must deliver to First Security Bancorp, prior to the shareholder vote at the special meeting of shareholders, a written notice of intent to demand payment for his or her shares if the merger is approved and consummated, must not vote his or her shares in favor of the merger agreement, and must comply with the payment demand and other procedural requirements of the KBCA described below.

        All written communications from shareholders with respect to the assertion of dissenters’ rights should be mailed to First Security Bancorp at: 318 E. Main Street, Lexington, Kentucky 40507 Attention: David Chrisman. Voting against, abstaining from voting or failing to vote on the proposal to approve the merger agreement is not enough to satisfy the requirements to assert dissenters’ rights under the KBCA. You must also comply with all of the conditions relating to the separate written notice of intent to demand payment described above and the separate written demand for payment of the fair value of shares of First Security Bancorp common stock and the other procedural provisions described below.

        Within 10 days after the approval of the merger agreement at the special meeting, if approved, First Security will send a dissenters’ notice to all shareholders who have timely provided a notice of intent to demand payment in accordance with the procedures described above. The dissenters’ notice will state the dates and place for receipt of the payment demand and the deposit of stock certificates, supply a form for demanding payment that includes the date of the first announcement to the news media or shareholders of the proposed merger and requires that the person asserting dissenters’ rights certify whether or not he or she acquired beneficial ownership of his or her shares before that date, set a date by which First Security Bancorp must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the dissenters’ notice is delivered, and be accompanied by a copy of the dissenters’ rights provisions of the KBCA.

        In order to receive the payment contemplated by the dissenters’ rights provisions of the KBCA, shareholders who receive a dissenters’ notice must demand payment, certify whether the holder acquired beneficial ownership of shares before the date of the first announcement to the news media or to shareholders of the proposed merger, and deposit their stock certificates with First Security Bancorp according to the terms of the dissenters’ notice.

        If the consummation of the proposed merger does not occur within 60 days after the date set for demanding payment and depositing share certificates, First Security Bancorp will be required to return the deposited certificates. If the merger then later occurs, First Security will be required to send a new dissenters’ notice, and the payment demand procedures outlined above must be repeated.

        As soon as the merger occurs and First Security Bancorp receives a payment demand from a dissenting shareholder who has complied with the statutory requirements, First Security Bancorp will pay the dissenter the amount First Security Bancorp estimates to be the fair value of his or her shares, plus accrued interest. The First Security Bancorp payment will be accompanied by the balance sheet of First Security Bancorp as of the end of a fiscal year ended not more than 16 months before the date of payment; an income statement for that year; a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any; a statement of First Security Bancorp’s estimate of the fair value of the shares; an explanation of how the interest was calculated; and a statement of the dissenter’s right to demand payment under Section 271B.13-280 of the KBCA.

        We may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date of the first announcement to the news media or our shareholders of the proposed merger. If we make such an election, we will estimate the fair value of the shares, plus accrued interest, and send an offer to each such dissenter that includes the estimate of the fair value, an explanation of how the interest was calculated and a statement of the dissenter’s right to demand payment of a different amount under Section 271B.13-280 of the KBCA. First Security Bancorp will pay the offer amount to each such dissenting shareholder who agrees to accept it in full satisfaction of his or her demand.

A dissenter may notify First Security Bancorp of the dissenter’s own estimate of the fair value of the dissenter’s shares and demand payment of the dissenter’s estimate, if: (i) the dissenter believes the amount paid or offered is less than the fair value of the dissenter’s shares, (ii) First Security Bancorp fails to make payment within 60 days after the date set for demanding payment, or (iii) First Security Bancorp, having failed to consummate the merger, does not return the deposited certificates within 60 days after the date set for demanding payment. A dissenter waives the right to demand payment unless he or she notifies First Security Bancorp of his or her demand in writing within 30 days after payment is made for the dissenter’s shares. If the demand for payment of the different amount remains unsettled, then First Security Bancorp, within 60 days after receiving the payment demand of a different amount from the dissenting shareholder, must file an action in Fayette County, Kentucky circuit court, requesting that the fair value of the dissenting shareholder’s shares be determined. First Security Bancorp must make all dissenting shareholders whose demands remain unsettled parties to the proceeding. Each dissenter made a party to the proceeding will be entitled to judgment for any amount by which the court finds the fair value of that dissenter’s shares, plus interest, exceeds the amount First Security Bancorp paid, or for the fair value, plus accrued interest, of that dissenter’s shares acquired after the date of the first public announcement of the proposed merger for which First Security Bancorp elected to withhold payment. If First Security Bancorp does not begin the proceeding within the 60-day period, it will be required to pay the amount demanded by each dissenting shareholder whose demand remains unsettled.

        Shareholders should note that dissenting shareholders will recognize gain or loss for federal income tax purposes on cash paid to them in satisfaction of the fair value of their shares, and should consult their tax advisors accordingly.

        Failure by any shareholder to follow the complex steps required by the KBCA for properly asserting dissenters’ rights may result in the loss of those rights. If you are considering dissenting from the approval of the merger agreement and asserting your dissenters’ rights under the KBCA, you should consult your legal advisor.

Interests of Certain Persons in the Merger

        Some members of our management and board of directors and certain officers may have interests in the merger that are in addition to, or different from, the interests of our shareholders. Our board of directors was aware of these interests and considered them in adopting the merger agreement. Except as described below, to our knowledge, our executive officers and directors, and their associates, do not have any material interests in the merger apart from their interests as shareholders.

Commitment to Vote by Our Directors

        As a condition to entering into the merger agreement, American Founders required each of our directors to enter into a voting agreement with respect to the shares of First Security Bancorp they have the right to vote. The form of the voting agreement is attached as Annex A to the merger agreement in Appendix A to this proxy statement.

In the voting agreement, each director, in the director’s individual capacity as a First Security shareholder, has agreed to vote his or her shares of First Security Bancorp common stock in favor of the merger agreement and against any other acquisition proposal, has generally agreed to retain those shares while the merger transaction is pending, and has agreed to cooperate with American Founders in doing all things necessary, proper or advisable to complete the merger. The voting agreement will automatically terminate if the merger agreement is terminated in accordance with its terms.

Cancellation of Stock Options

        We have a Stock Award Plan under which options to purchase shares of our common stock have been awarded to our directors and key employees. As of March 14, 2006, there were outstanding options to purchase an aggregate of 135,300 shares of our common stock under the Stock Award Plan, of which options to purchase an aggregate of 83,500 shares were held by our executive officers and directors. In addition to these options, we have granted our President, Douglas Hutcherson, options to purchase a total of 20,000 shares of our common stock at an exercise price of $14.00 per share pursuant to the employment agreement he entered when he joined First Security in December 2003. At our December board of directors meeting, we accelerated the vesting schedule of all outstanding options so all 155,300 options are now currently exercisable.

        The merger agreement requires us to take such actions as are reasonably required to amend the Stock Award Plan and to use our best efforts to obtain the consent of the option holders so that, at or prior to the closing of the merger, each option will be canceled in exchange for a payment equal to the number of shares of our common stock subject to the option multiplied by the difference between the merger consideration per share ($24.00, subject to increase if the closing does not occur by April 30, 2006) and the per share exercise price under the option.

        The following table shows the number of the outstanding options held by each of our directors and executive officers, and the cash payment each will be entitled to receive upon cancellation of the options, assuming a closing of the merger on or before April 30, 2006.

Name and Position Julian E. Beard, Director	Number of Shares under Option 20,500	Total Cash Payment $ 157,125
Harold Glenn Campbell, Director	5,500	32,125
David Chrisman, Executive officer	1,500	10,275
A.F. Dawahare, Director	5,500	32,125
David Donaldson, Executive officer	1,500	10,275
Kenneth L. Gerson, Director	5,500	32,125
Tommy R. Hall, Director	5,500	32,125
R. Douglas Hutcherson, Director and executive officer	20,000	200,000
Erle L. Levy, Director	5,500	32,125
Ira P. Mersack, Director	5,500	32,125
Robert J. Rosenstein, Director	5,500	32,125
Donald Shannon, Executive officer	5,000	26,975
Richard S. Trontz, Director	5,500	32,125
Kathy E. Walker, Director	5,500	32,125
D. Woodford Webb, Jr., Director	5,500	32,125

TOTAL	103,500	$ 725,900
Employment and Retention Agreements

        The employment agreement we entered into with our president, Douglas Hutcherson, when he joined First Security in December 2003 provides for his employment as our President and Chief Executive Officer for a three-year period, renewable each year for a new three-year period. Under his employment agreement, Mr. Hutcherson is entitled to severance if his employment is terminated, and will be bound by a non-competition agreement during the period he receives severance.

        During the third quarter of 2005, in conjunction with our strategic planning, our Compensation Committee recommended, and our board of directors approved a management retention plan under which we entered into salary continuation agreements with three of our executive officers who do not have an employment agreement - Don Shannon, David Chrisman and David Donaldson. These salary continuation agreements provide for severance payments to each officer if his employment is terminated without cause in connection with a change of control, such as the proposed merger. Under the salary continuation agreements, each of these officers will be entitled to severance, equal to one year’s salary, if their employment is terminated at or following the merger, other than for cause.

        While preparing and implementing the management retention plan, we also took the opportunity to review the severance provisions of Mr. Hutcherson’s employment agreement. With the recommendation of the Compensation Committee and the approval of the board of directors, we entered into a letter agreement to, among other things, modify his employment agreement to make clear that if his employment is terminated after a change in control (such as the merger), whether by us without cause or by him for good reason, then he will be entitled to a pay-out of his contract -- that is, the amount of the salary he otherwise would have received under the remaining term of the agreement had it not been terminated. Because his employment agreement automatically renews each year, for a three-year term, unless notice is given, this means, as a practical matter, that the payout under Mr. Hutcherson’s employment agreement after a change of control (such as the merger) will range from two to three years of salary. When we signed the merger agreement with American Founders, we also entered into a letter agreement with Mr. Hutcherson to memorialize our agreement that the amount of severance to which he is entitled under his employment agreement will be decreased to the extent necessary to avoid any treatment as a “golden parachute payment” under the Internal Revenue Code of 1986, as amended.

        To comply with the American Jobs Creation Act, the salary retention agreements and Mr. Hutcherson’s employment agreement, as amended, provide for the delay in payment of severance benefits, to the extent required by that Act, and the deposit of those benefits in a rabbi trust during the period payment is delayed.

Protection of Our Directors and Officers Against Claims

        The merger agreement includes indemnification provisions which are for the benefit of the individuals who served as directors and/or officers of First Security prior to the completion of the merger. American Founders Bancorp has agreed to cause First Security Bancorp, as the surviving corporation of the merger, to continue to provide these individuals with indemnification in respect of acts or omissions occurring at or prior to the merger (including the transactions contemplated by the merger agreement) in accordance with the indemnification provisions set out in First Security’s articles of incorporation and bylaws for a period of six years after the merger, unless otherwise required by law. American Founders Bancorp also agreed to cause the surviving corporation to fulfill and honor First Security’s obligations under any indemnification agreements it has with its directors and officers. In addition, the merger agreement permits First Security, with American Founders Bancorp’s consent, to purchase a “run-on” directors’ and officers’ liability insurance policy for a period of six years after the merger providing coverage for matters occurring prior to the merger that is at least equal to the coverage currently in place under First Security’s existing directors’ and officers’ liability insurance policy, subject to certain limitations based on the premiums for such policy as set forth in the merger agreement.

Employee Benefit Plans

        Subject to the determination of its staffing needs, American Founders has expressed its desire to retain substantially all of our employees following the merger as at will employees. Those employees who remain employed after the merger will continue to receive the same coverage under the employee benefit plans or employee benefits we have in effect prior to the merger until transitioned to the benefits provided to American Founders’ employees in similar positions. American Founders has agreed to give them credit for their service with First Security for purposes of eligibility and vesting, to waive any preexisting conditions, exclusions or waiting periods applicable to them with respect to participation or coverage requirements in the benefits American Founders provides, and to provide credit under any welfare plan for any copayments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transition of benefits occurs.

Ownership of American Founders’ Shares

        One of our directors, Robert J. Rosenstein, owns 10,000 shares of common stock of American Founders, representing less than 1% of the outstanding common stock of American Founders as of the date of this proxy statement.

Proposal Regarding Adjournment

        At the special meeting of shareholders, shareholders may be asked to approve a proposal to adjourn the special meeting if necessary to solicit additional proxies in the event there are not sufficient votes present, in person or by proxy, to approve and adopt the merger agreement at the special meeting. If we desire to adjourn the special meeting, we will request a motion that the special meeting be adjourned, and delay the vote on the proposal to approve and adopt the merger agreement until the special meeting is reconvened. If we adjourn the special meeting for 120 days or less, we will not set a new voting record date or will announce prior to adjournment the date, time and location at which the special meeting will be reconvened; no other notice will be provided.

        All shares of First Security Bancorp common stock represented at the special meeting by properly executed proxies will be voted in accordance with the instructions you indicate on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by First Security Bancorp’s board of directors. Our board of directors unanimously recommends a vote FOR approval and adoption of the merger agreement and FOR adjournment of the special meeting if sufficient votes are not present in person or by proxy to approve and adopt the merger agreement. Unless revoked prior to its use, any proxy solicited for the special meeting will continue to be valid for any adjourned or postponed special meeting, and will be voted in accordance with your instructions and, if no contrary instructions are given, for the proposal to approve and adopt the merger agreement.

        Any adjournment will permit First Security Bancorp to solicit additional proxies and will permit a greater expression of the views of First Security Bancorp shareholders with respect to the merger. Such an adjournment would be disadvantageous to shareholders who are against the proposal to approve and adopt the merger agreement because an adjournment will give First Security Bancorp additional time to solicit favorable votes and increase the chances of approving that proposal. We have no reason to believe that an adjournment of the special meeting will be necessary at this time.

         If a quorum is not present at the special meeting, no proposal will be acted upon and the board of directors of First Security Bancorp will postpone the special meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to shareholders.

        Because our board of directors recommends that shareholders vote FOR the proposal to approve and adopt the merger agreement, the board of directors recommends that shareholders vote FOR the adjournment proposal. The proposal to adjourn the special meeting will be approved if the votes cast for the proposal exceeds the votes cast against it.

Meeting Information

Voting Information

Voting rights are vested exclusively in the holders of shares of First Security Bancorp common stock as of the close of business on March 14, 2006. The presence at the special meeting of shareholders, in person or by proxy, of the holders of our common stock representing a majority of the outstanding shares of First Security Bancorp common stock will constitute a quorum.

A shareholder is entitled to one vote per share of First Security Bancorp common stock owned on each matter coming before the special meeting of shareholders. The proposal to approve and adopt the merger agreement will be approved if a majority of our outstanding shares are voted in favor of the proposal. The proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present, in person or by proxy, to approve and adopt the merger agreement will be approved if the votes cast for the proposal change exceeds the votes cast against it.

Abstentions will be counted for purposes of determining the presence of a quorum at the special meeting of shareholders. Abstentions and broker non-votes will not be counted as votes cast; they will have no effect on the proposal regarding the adjournment of the special meeting but will have the effect of a vote against the merger agreement. A broker non-vote occurs when a broker or nominee who holds shares in “street name” cannot vote on a particular matter without instructions from the beneficial owner and no instructions have been received.

Shareholders may vote at the special meeting in person or by proxy. A shareholder may vote by proxy by signing, dating and returning the enclosed proxy card before the special meeting. If a proxy in the accompanying form is properly executed and returned to First Security Bancorp and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth on the proxy. If no instructions are given, the shares represented will be voted for the approval and adoption of the merger agreement and for the proposal regarding the adjournment of the special meeting.

Any person executing the accompanying proxy card may revoke it prior to the voting at the special meeting by giving written notice of revocation to the Secretary of First Security Bancorp, David Chrisman, or by filing a proxy bearing a later date with the Secretary.

Directors, officers and employees of First Security may solicit proxies by mail, in person, or by telephone or facsimile. They will receive no additional compensation for such services. First Security may make arrangements with brokerage firms and other custodians, nominees and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of First Security Bancorp common stock held of record by such persons. We will reimburse any such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them for such services. We will bear all expenses associated with the solicitation of proxies and other expenses associated with the special meeting of shareholders.

Share Ownership by Directors, Executive Officers and Certain Beneficial Owners

The following table sets forth, as of March 14, 2006, information about the number and percentage of shares of Company common stock beneficially owned by our directors and executive officers, and by all of our directors and executive officers as a group, as well as information regarding the only persons known by First Security Bancorp to own 5% or more of the outstanding shares of First Security Bancorp common stock. The table shows separately, and in total, the number of outstanding shares owned as of March 14, 2006 and the number of shares that can be acquired under options and warrants which are considered to be beneficially owned because the options and warrants are currently exercisable. Except as otherwise indicated, all shares are owned directly, and the named persons possess sole voting and investment power with respect to all indicated shares.

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Name of Beneficial Owner*	Amount and Nature of Beneficial Ownership of Common Stock as of March 14, 2006
	Shares Outstanding	Shares Acquirable Within 60 Days[1]	Total Beneficial Ownership	Percent of Class**
Julian E. Beard	14,880[2]	20,500	35,380	2.24
Harold Glenn Campbell	52,000[3]	5,500	57,500	3.67
David A. Chrisman	0	1,500	1,500	0.10
A.F. Dawahare	20,000[4]	5,500	25,500	1.63
David Donaldson	0	1,500	1,500	0.10
Dr. Kenneth L. Gerson	15,680	5,500	21,180	1.35
Tommy R. Hall	29,035[5]	5,500	34,535	2.21
R. Douglas Hutcherson	1,000	20,000	21,000	1.33
Erle L. Levy	17,680[6]	5,500	23,180	1.48
Dr. Ira P. Mersack	35,494[7]	5,500	40,994	2.62
Robert J. Rosenstein	23,854[8]	5,500	29,354	1.87
Donald Shannon	0	5,000	5,000	0.32
Richard S. Trontz	26,922	5,500	32,422	2.07
Kathy E. Walker	21,250	5,500	26,750	1.71
D. Woodford Webb, Jr.	18,930	5,500	24,430	1.56
All directors and executive officers as a group	276,725	103,500	380,225	24.26	%***
5% Shareholders:
Donald K. Poole[9] 1999 Richmond Road Lexington, Kentucky 40502	199,748	3,500	203,248	13.00%

*	For purposes of this proxy statement, the address of the directors and executive officers is First Security Bancorp’s address, 318 East Main Street, Lexington, Kentucky 40507.

**
Shares reflected under the heading “Shares Acquirable Within 60 Days” for a named beneficial owner are deemed outstanding for purposes of computing the percentage of outstanding shares of First Security Bancorp common stock owned by such person but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

***	All shares reflected under the heading “Shares Acquirable Within 60 Days” are deemed outstanding for purposes of computing this percentage.

[1]
Reflects shares of which the named persons may be deemed to be beneficial owners as a result of rights they may exercise, within sixty days of  March 14, 2006, to acquire beneficial ownership of such reflected shares.

[2]	Includes 14,680 shares held in an individual retirement account for the benefit of Mr. Beard.

[3] [4]	Shares are held by the Harold Glenn Campbell Trust. Shares are held by the S F Dawahare Limited Partnership.
[5]	Includes 2,680 shares held by the Tommy R. and Linda R. Hall Dynasty Trust.

[6]	Shares are jointly owned by Mr. Levy’s wife, Sara Levy.

[7]	Includes 15,000 shares held for the benefit of Dr. Ira Mersack by National City Bank as Custodian for both the Dermatology Associates of Kentucky, P.S.C. Profit Sharing Plan and Pension Plan.

[8]	Includes 8,844 shares held by the Robert J. Rosenstein Revocable Trust and 10 shares held by Mr. Rosenstein as custodian for his son, Ross J. Rosenstein.

[9]	Shares are held by Donald K. Poole Revocable Trust. Options were issued to Donald K. Poole, now deceased.

Other Matters

        The board of directors is not aware of any other business to come before the special meeting other than those matters described in the notice of the special meeting. If any other matters should properly come before the special meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of the board of directors.

        We typically hold our annual meeting of shareholders on the third Tuesday in May each year. If we hold our 2006 annual shareholders’ meeting on (or within 30 days of) our regular meeting date in May, shareholder proposals for the 2006 annual meeting of shareholders had to be received by us at our principal office in Lexington, Kentucky prior to December 20, 2005, to be eligible for inclusion in the company’s proxy statement. Shareholder proposals submitted after March 6, 2006 will be considered untimely.

In light of the proposed merger, we may postpone the annual meeting if the merger agreement is still pending at the time proxy materials for the annual meeting would otherwise be mailed. We will issue a press release if that occurs.

Appendix A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

This is an Agreement and Plan of Merger (this “Agreement”) dated as of December 12, 2005, among: (a) American Founders Bank, Inc., a Kentucky banking corporation (“American Bank”); (b) American Founders Bancorp, Inc., a Kentucky corporation (“AFB”); (c) American Founders Acquisition, Inc., a Kentucky corporation which is wholly owned by AFB (“Merger Subsidiary”); and (d) First Security Bancorp, Inc., a Kentucky corporation (“First Security”). First Security Bank of Lexington, Inc., Lexington, Kentucky, a Kentucky banking corporation (the “Bank”), joins in this Agreement for the limited purposes set forth in Sections 5.09, 5.12, 5.15 and 8.09.

RECITALS

The parties desire that Merger Subsidiary be merged into First Security, and subject to the terms and conditions of this Agreement, AFB will pay approximately $38,450,000 in the aggregate for all of the issued and outstanding shares of capital stock of First Security and all of the rights of holders of unexercised First Security stock options (said transaction being hereinafter referred to as the “Merger”).

In connection with the Merger, AFB, a newly formed Kentucky corporation, will acquire 100% of American Bank in a statutory share exchange prior to the closing of the Merger. Upon completion of the statutory share exchange, American Bank will become a wholly owned subsidiary of AFB and the current shareholders of American Bank will own all of the shares of AFB.

As a condition and inducement to AFB’s and American Bank’s willingness to enter into this Agreement, certain shareholders are entering into an agreement, concurrently with the execution of this Agreement, in the form of Annex A hereto (collectively, the “Voting Agreements”) pursuant to which such shareholders have agreed, among other things, to vote their shares of First Security Common Stock in favor of this Agreement.

The parties also desire to make certain representations, warranties, covenants and agreements in connection with the Merger as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1

Definitions

When used herein, the capitalized terms set forth below shall have the following meanings:

“Acquisition Proposal” means any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to shareholders of First Security) with respect to a merger, share exchange, acquisition, consolidation or other similar transaction involving, or any purchase of all or at least 25% of the capital stock of, First Security or the Bank or more than

25% of the assets of First Security or the Bank in the ordinary course of business in a single or series of related transactions.

“AFB Entity” shall mean AFB or any Subsidiary of AFB.

“Articles of Merger” shall mean the Articles of Merger required to be filed with the office of the Secretary of State of the Commonwealth of Kentucky to consummate the Merger, as provided in the KBCA.

“Bank Holding Company Act” shall mean the Bank Holding Company Act of 1956, as amended.

“Business Day” shall mean all days other than Saturdays, Sundays and Federal Reserve Board holidays.

“CERCLA” shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.

“Claims” shall mean all claims of any kind or actions, suits, proceedings, arbitrations or inves-tigations asserted by or against either First Security or the First Security Subsidiaries, whether actual or to the knowledge of First Security, threatened, against or affecting First Security Common Stock, the common capital stock of the First Security Subsidiaries or First Security’s or the First Security Subsidiaries’ business, prospects, conditions (financial or otherwise) or assets or against any officer, director or employee of First Security or the First Security Subsidiaries (where such Claims against any officer, director or employee of First Security or the First Security Subsidiaries arise or might arise in connection with actions taken or omitted or alleged to have been taken or omitted by such officer, director or employee in his or her capacity as an officer, direc-tor or employee of First Security or the First Security Subsidiaries).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“CRA” shall mean the Community Reinvestment Act of 1977, as amended.

“Disclosed” shall mean disclosed in the First Security Disclosure Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

“Dissenting Holders” shall mean shareholders who do not vote in favor of the Merger or consent thereto in writing and who have properly given notice and demanded in writing payment for their shares of First Security Common Stock in accordance with Subtitle 13 of the KBCA.

“Dissenting Shares” shall mean shares of First Security Common Stock held by Dissenting Holders.

“Employee Benefit Plan(s)” shall have the meaning ascribed to it in Section 3(3) of ERISA, and the regulations promulgated thereunder.

“Employee Pension Benefit Plan(s)” shall have the meaning ascribed to it in Section 3(2) of ERISA.

“Environmental Claim” means any notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Hazardous Substances.

“Environmental Laws” means all applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution or protection of the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Financial Advisor” shall mean Investment Bank Services, Inc., a subsidiary of Professional Bank Services, Inc.

“First Security 401(k) Plan” shall mean the First Security Bank of Lexington 401(k) Profit Sharing Plan.

“First Security Board” shall mean the Board of Directors of First Security.

“First Security Common Stock” shall mean the shares of voting common stock, no par value, of First Security.

“First Security Disclosure Memorandum” shall mean the written memorandum (with attachments), dated as of the date of this Agreement and delivered not later than the date of execution of this Agreement by First Security to AFB, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall specifically reference each Section of this Agreement under which such disclosure is made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section of this Agreement in the First Security Disclosure Memorandum unless specifically so referenced.

“First Security Financial Statements” shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of First Security as of December 31, 2004, 2003 and 2002, with year-to-date information through September 30, 2005, and the related consolidated statements of income, shareholders’ equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 2004, 2003 and 2002, with year-to-date information through September 30, 2005, as filed by First Security in Securities Documents, and (ii) the consolidated statements of financial condition of First Security (including related notes and schedules, if any) and the related consolidated statements of income, shareholders’ equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by First Security with respect to periods ended subsequent to September 30, 2005.

“First Security Monthly Financial Statements” shall mean such monthly financial information as is customarily furnished to directors at First Security’s monthly board meetings.

“First Security Subsidiaries” shall mean the Bank and its Subsidiaries and any and all other Subsidiaries of First Security as of the date hereof.

“GAAP” shall mean generally accepted accounting principles in the United States as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis.

“Hazardous Substances” means any substance or material (i) identified in CERCLA; (ii) determined to be toxic, a pollutant or a contaminant under any applicable federal, state or local statutes, law, ordinance, rule or regulation, including but not limited to petroleum products; (iii) asbestos; (iv) radon; (v) poly-chlorinated biphiphenyls and (vi) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful to human health or the environment.

“IRS” shall mean the Internal Revenue Service.

“KBCA” shall mean the Kentucky Business Corporation Act.

“KOFI” shall mean the Kentucky Office of Financial Institutions.

“Material Adverse Effect” shall mean, with respect to any party, any change, circumstance, development, condition, or occurrence or effect which, individually or in the aggregate with all other changes, circumstances, developments, conditions, occurrences, and effects (including all breaches of a representation or warranty set forth in this Agreement), has, or would be reasonably capable to have, a material adverse effect on (a) the business, business prospects, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, or (b) such party's ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the primary cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in GAAP or regulatory accounting requirements applicable to financial institutions or their holding companies generally, (iii) any change, circumstance, development, condition or occurrence in economic, business or financial conditions generally or affecting the banking or bank holding company business to the extent not effecting a party to a materially greater extent than it affects other Persons in the bank or bank holding company business, and (iv) any action or omission of the referenced party or any of its Subsidiaries taken with the prior written consent of the other party to this Agreement in contemplation of the Merger.

“Merger Consideration” shall mean cash in the amount of $24.00 to be exchanged for each share of First Security Common Stock issued and outstanding as of the Effective Time; provided, however, that such Merger Consideration shall increase at an annual rate equal to five percent (5.0%) (computed on the basis of the actual number of days elapsed over an assumed year of 365 days), beginning on May 1, 2006 and ending on the date of Closing, if the Closing has not occurred by April 30, 2006, other than as a result of (i) a breach by First Security of any representation or warranty contained herein, which breach would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 6.02, or (ii) a breach by First Security of any of the covenants or agreements contained herein.

“Person” shall mean any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other entity or group of any of the foregoing acting in concert.

“Proxy Statement” shall mean the proxy statement, together with any supplements thereto, to be sent to shareholders of First Security to solicit their votes in connection with a proposal to approve this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Documents” shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to periodic and other reports filed pursuant to Section 13 of the Exchange Act.

“Securities Laws” shall mean: the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and, in each case, the rules and regulations of the Commission promulgated thereunder.

“Specified Shareholders” shall mean the Persons listed on Annex B to this Agreement.

“Stock Options” shall mean, collectively, outstanding and unexercised options granted under the Stock Option Plan to acquire shares of First Security Common Stock.

“Stock Option Agreement” shall mean the agreements between holders of Stock Options and First Security.

“Stock Option Plan” shall mean the First Security Bancorp, Inc. Stock Award Plan.

“Subsidiaries” shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

“Superior Proposal” means an Acquisition Proposal that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal, and if consummated, is reasonably likely to result in a transaction materially more favorable to the shareholders of First Security from a financial point of view than the Merger.

“TILA” shall mean the Truth in Lending Act, as amended.

SECTION 2

The Merger

2.01 Merger. Upon the terms and conditions set forth in this Agreement at the Effective Time (as defined in Section 2.03), Merger Subsidiary shall be merged with and into First Security in a statutory merger effected in accordance with the provisions of this Agreement and the KBCA. As provided by KRS 271B.11-060, when the Merger takes effect at the Effective Time, the separate corporate existence of Merger Subsidiary shall cease and First Security shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Merger Subsidiary. In its capacity as the surviving corporation of the Merger, First Security is sometimes referred to herein as the “Surviving Corporation.”

2.02 The Closing. A “Closing” shall take place at the offices of Frost Brown Todd LLC, 250 West Main Street, Suite 2700, Lexington, Kentucky, 40507, at a time and on a date to be specified by AFB, which shall not be before the third Business Day nor after the fifteenth day AFB reasonably expects all of the conditions set forth in Section 6 to have been satisfied or, except in the case of receipt of the approvals of the First Security shareholders and regulatory authorities described in Section 6, waived (by the party entitled to the benefit thereof), or at such other time and date as First Security and AFB may agree in writing (the “Closing Date”). At the Closing, (a) AFB, American Bank, Merger Subsidiary and First Security shall each provide to the other such proof or indication of satisfaction of the conditions set forth in Section 6 as the other may have reasonably requested; (b) the certificates, letters, and opinions required by Section 6 shall be delivered; (c) AFB, Merger Subsidiary, and First Security shall cause the Articles of Merger to be filed with the Secretary of State of the Commonwealth of Kentucky; and (d) AFB, Merger Subsidiary, First Security, the Bank and American Bank shall execute and deliver to each other all other instruments and assurances, and do all things, reasonably necessary and proper to effect the Merger and other transactions contemplated hereby.

2.03 The Effective Time. As prompt as reasonably practicable after the satisfaction or, if permissible, the waiver of the conditions set forth in Section 6, the parties hereto shall cause the Merger to become effective. The Merger shall become effective at 5:00 p.m. on the date that the

Articles of Merger are filed with the Secretary of State of the Commonwealth of Kentucky, unless a later time is so specified in the Articles of Merger which shall be no later than one (1) Business Day after the Closing. The date and time at which the Merger shall become effective is referred to in this Agreement as the “Effective Time.”

2.04 Effect of Merger.

(a) From and after the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the KBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

(b) The Articles of Incorporation and Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation at the Effective Time until changed or amended in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and with applicable law.

(c) The members of the Board of Directors of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the members of the Board of Directors of the Surviving Corporation at the Effective Time.

(d) The officers of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the officers of the Surviving Corporation at the Effective Time.

2.05 Conversion of Shares

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(i) each share of First Security Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares or as set forth in Section 2.05(a)(ii)) shall be converted into the right to receive the Merger Consideration. All such shares of First Security Common Stock, when so converted, shall no longer be outstanding and shall be deemed to have been automatically cancelled and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such shares of First Security Common Stock shall cease to have any rights with respect thereto, except (i) the right to receive the applicable Merger Consideration, without interest, and (ii) such rights, if any, as such holder may have pursuant to the KBCA; and

(ii) any shares of First Security Common Stock that are owned or held by any of the First Security Subsidiaries (except shares held in a fiduciary or agency capacity by a First Security Subsidiary), shall cease to exist, and the certificates for such shares shall as promptly as practicable be canceled and no Merger Consideration shall be delivered in exchange therefor.

(b) At the Effective Time, each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall, ipso facto, constitute the same number of shares of the Surviving Cor-poration, all of which shall be owned of record by AFB.

(c) Each share of common stock of AFB issued and outstanding immediately before the Effective Time shall remain unchanged by the Merger.

2.06 Surrender of Certificates

(a) At or prior to the Closing, AFB shall deposit, and American Bank shall cause to be deposited, with a payment agent selected by AFB and reasonably acceptable to First Security (the “Payment Agent”), the aggregate Merger Consideration to which holders of shares of First Security Common Stock shall be entitled at the Effective Time pursuant to Section 2.05 (the “Payment Fund”).

(b) On the Closing Date, AFB shall have available for delivery to the shareholders of First Security, and as soon as reasonably practicable after the Effective Time and no later than five (5) Business Days thereafter, the Payment Agent shall mail to each holder of record of a certificate(s) that immediately prior to the Effective Time represented outstanding shares of First Security Common Stock (“First Security Certificates”) that were converted into the right to receive the Merger Consideration pursuant to Section 2.05, (i) a letter of transmittal which letter shall be in customary form, and (ii) instructions for use in effecting the surrender of the First Security Certificates in exchange for the Merger Consideration. Upon surrender of a First Security Certificate for cancellation to the Payment Agent together with such letter of transmittal, duly executed, and such other documents reasonably required by the Payment Agent in accordance with customary exchange practices, the holder of the First Security Certificate shall be entitled to receive in exchange therefor cash that such holder has the right to receive in respect of the First Security Certificates surrendered pursuant to Section 2.05 (after taking into account all shares of First Security Common Stock held by such holder immediately prior to the Effective Time). The Payment Agent shall make such payments as soon as commercially practical and in any event no later than three (3) Business Days following receipt of the documents referred to in the previous sentence in their proper form. In the event of a transfer of ownership of First Security Common Stock that is not registered in the transfer records of First Security, a check for the aggregate Merger Consideration due may be issued to a transferee if the First Security Certificate representing such First Security Common Stock is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.06, each First Security Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the aggregate Merger Consideration due.

(c) In the event any First Security Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of the facts relating thereto by the holder(s) thereof, the consideration as may be required pursuant thereto; provided, however, that AFB may, in its discretion, and as a condition precedent to the issuance thereof, require the owners of such lost, stolen or destroyed First Security Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against AFB, First Security or the Payment Agent or any other party with respect to the First Security Certificates alleged to have been lost, stolen or destroyed.

(d) Any portion of the Payment Fund that remains undistributed to the holders of First Security Certificates for one year after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of AFB and any holders of the First Security Certificates who have not theretofore complied with this Section 2.06 shall thereafter look only to the Surviving Corporation and AFB for the Merger Consideration with respect to the shares of First Security Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 2.05 and 2.06 of this Agreement. Any such portion of the Payment Fund remaining unclaimed by holders of First Security Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become subject to the abandoned property law of any jurisdiction) shall, to the extent permitted by law, become the property of AFB or the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(e) The Payment Agent shall invest any cash included in the Payment Fund as directed by AFB, provided that such investments shall be invested solely in (a) marketable obligations of, or obligations guaranteed by, the United States of America, and/or (b) interests in any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, the portfolio of which is limited to obligations of, or obligations guaranteed by, the United States or any agency thereof (“Federal Obligations”) and to agreements to repurchase Federal Obligations that are at least 100% collateralized by Federal Obligations marked to market on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to AFB.

(f) AFB shall deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of First Security Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of applicable law. To the extent that amounts are so deducted and withheld by AFB, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of First Security Common Stock in respect to which such deduction and withholding were made by AFB.

(g) None of AFB, the Surviving Corporation, First Security or the Payment Agent shall be liable to any Person in respect of any Merger Consideration from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.07 First Security Stock Options. As soon as practicable following the date of this Agreement, First Security shall take such actions as are reasonably required, including amending the Stock Option Plan, and using its best efforts to obtain the consent of all option holders as provided in Section 6 of the Stock Option Agreement, to provide that, notwithstanding any other provision of the Stock Option Plan or the Stock Option Agreement to the contrary, at or prior to the Closing, each Stock Option shall be cancelled and each option holder shall be entitled to receive, in lieu of each share of First Security Common Stock that would otherwise have been issuable upon the exercise thereof, a cash payment equal to the Merger Consideration less the per share exercise price applicable to such Stock Option. The outstanding Stock Options to be canceled in exchange for payment pursuant to the immediately preceding sentence shall not be deemed to be Stock Options issued and outstanding immediately prior to the Effective Time.

2.08 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, Dissenting Shares that are outstanding immediately prior to the Effective Time and that are held by Dissenting Holders shall not be converted into or represent the right to receive the Merger Consideration provided in Section 2.05. Dissenting Holders shall be entitled to receive payment of the fair value of such First Security Common Stock in accordance with the provisions of KRS 271B.13-250 of the KBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to payment for such First Security Common Stock under Subtitle 13 of the KBCA shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the aggregate Merger Consideration provided in Section 2.05, without any interest thereon, upon surrender of the certificate or certificates that formerly evidenced such First Security Common Stock in accordance with Section 2.06.

2.09 Bank Merger. If and as requested by AFB, First Security and the Bank agree to cooperate with AFB and take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the “Bank Merger Agreement”), to cause the Bank to merge with and into American Bank (the “Bank Merger”), at or promptly after the Effective Time and in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement, provided the same does not result in any delay of the Merger beyond April 30, 2006.

2.10 Stock Transfer Books. The stock transfer books of First Security shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of First Security Common Stock thereafter on the records of First Security. On or after the Effective Time, any First Security Certificates presented to the Payment Agent, AFB or Surviving Corporation for any reason (other than Dissenting Shares, if any) shall be converted into the Merger Consideration with respect to the shares of First Security Common Stock formerly represented thereby.

SECTION 3

Representations and Warranties of First Security

Except as Disclosed in the First Security Disclosure Memorandum delivered by First Security to AFB concurrently herewith, First Security represents and warrants to AFB, American Bank and Merger Subsidiary as follows:

3.01 Organization and Qualification. First Security is a Kentucky corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. The Bank is a Kentucky banking corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and is authorized to transact a banking business in Kentucky. First Security and the First Security Subsidiaries have all req-uisite corporate power and authority to own and lease their prop-erty and to conduct their businesses as they are now being conducted. Neither the character of the property owned or leased by First Security or the First Security Subsidiaries, nor the nature of the activities conducted by First Security or the First Security

Subsidiaries makes necessary quali-fication by First Security or the First Security Subsidiaries as a foreign corporation or entity in any jurisdiction. The Bank is a member in good standing of and all eligible accounts of deposit in the Bank are insured by the FDIC, to the fullest extent permitted by law.

3.02 Authorization. First Security and the Bank have the full right, corporate power and authority to enter into, execute, deliver and perform, subject to approval of the holders of a majority of the outstanding shares of First Security Common Stock (“First Security Requisite Vote”), their obligations under this Agreement. Except for the First Security Requisite Vote, the execution, delivery and performance of this Agreement by First Security and the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action on the part of First Security. The Board of Directors of First Security and the Bank have unanimously adopted and/or approved this Agreement. This Agree-ment constitutes a valid and legally binding obligation of First Security and the Bank, subject to (i) applicable bankruptcy, insolvency and similar laws now or thereafter in effect concerning creditors’ rights and remedies generally and (ii) general principles of equity, whether applied in a court of law or a court of equity. Neither First Security nor any of the First Security Subsidiaries has a legal obligation, absolute or contingent, to any other Person (a) to sell any substantial part of its assets, or to sell any of its assets, except in the ordi-nary course of business; (b) to effect any merger, share exchange, consolidation or other reorganization; (c) to enter into any agreement with respect thereto, or (d) to take any other similar action inconsistent with the transactions contemplat-ed by this Agreement. Neither the execution, delivery, or performance of this Agreement by First Security or the Bank, nor the consummation of the transactions contemplated hereby by First Security or the Bank will: (a) violate, conflict with, or result in a breach of any provision of the articles of incorporation or the bylaws of First Security or any of the First Security Subsidiaries; or (b) (i)  violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would consti-tute a default) under, (iii) result in the termination of or accelerate the perfor-mance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of First Security or any of the First Security Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds First Security or any of the First Security Subsidiaries or any assets of First Security or any of the First Security Subsidiaries which violation, conflict, breach, default, termination or acceleration of performance, lien, security interest, charge or encumbrance would reasonably be expected to have a Material Adverse Effect on First Security; or (c) subject to receipt of governmental approvals required to consummate the transactions contemplated by this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to First Security or the First Security Subsidiaries or any assets of First Security or the First Security Subsidiaries.

3.03 Subsidiaries. Other than First Security's interest in the Bank and other than security interests in collateral securing loans extended by the Bank in the ordinary course of business, neither First Security nor the First Security Subsidiaries has ever owned an interest greater than or equal to five percent (5%) of the equity or voting securities of any class of any Person.

3.04 Capital Stock.

(a) The authorized capital stock of First Security consists of (i) 5,000,000 shares of

First Security Common Stock, of which 1,560,290 shares are issued and outstanding as of the date hereof.  The authorized capital stock of the Bank consists of 1,000,000 shares of common stock, no par value per share, of which 500,000 are issued and outstanding as of the date hereof. All of the outstanding capital stock of First Security and the Bank has been validly issued, fully paid and is nonassessable. None of the outstanding shares of capital stock of First Security or the Bank has been issued in violation of the preemptive rights of any person. First Security owns, legally and beneficially, all issued and outstanding shares of capital stock of the Bank; such stock is registered in the name of First Security, and First Security has, and at the Effective Time shall have, good and marketable title to such stock, free and clear of all pledges, liens, charges, encumbrances, security interests, claims, undertakings, rights of first refusal, options or other restrictions of any nature whatsoever (other than pursuant to this Agreement).

(b) Item 3.04 of the First Security Disclosure Memorandum sets forth for each Stock Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of First Security Common Stock subject to each option, and the number of shares of First Security Common Stock subject to options that are currently exercisable or which will be exercisable at or before the Effective Time and the exercise price per share. Except as set forth in the preceding sentence, there are no outstand-ing options, war-rants, contracts, or com-mitments to which First Security or the First Security Subsidiaries are parties entitling any Person to purchase or otherwise acquire from First Security or the First Security Subsidiaries any shares of capital stock of First Security or the First Security Subsidiaries or any securities convertible into or exchangeable for any of shares of the capital stock of First Security or the First Security Subsidiaries. Neither First Security nor the First Security Subsidiaries has any obligation of any nature whatsoever with respect to any unissued shares or shares which have been acquired, redeemed or converted. Neither First Security nor the First Security Subsidiaries has any outstanding contractual obligation to repur-chase, redeem or otherwise acquire any of their outstanding shares. A current, complete and accurate list of the shareholders of First Security as of December 8, 2005 indicating the name, address and number of shares held of record for each shareholder has been delivered to AFB. Since December 31, 2004, neither First Security nor the First Security Subsidiaries has:

(i) directly or indirectly redeemed, purchased or otherwise acquired any of its shares;

(ii) declared, set aside or paid any dividend or other distribution in respect of any of its shares; or

(iii) issued or granted any right or option (other than this Agreement) to purchase or otherwise acquire any of their shares.

3.05 Corporate Documents, Books, Records and Permits. First Security has delivered to AFB true and complete copies of its Articles of Incorporation, the Articles of Incorporation of each of the First Security Subsidiaries, and of its Bylaws and the Bylaws of each of the First Security Subsidiaries, as amended. All of the foregoing are current, complete and cor-rect in all material respects. The minute books of First Security and each of the First Security Subsidiaries contain or will contain at Closing accurate records in all material respects of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including committees of the Board of Directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be. Each of First Security and the First Security Subsidiaries possess all licenses, franchises, approvals, certificates, permits and other governmen-tal authorizations neces-sary for the continued conduct of their respective businesses without material interference or interruption.

3.06 Securities Filings; Financial Statements; Statements True

(a) First Security has timely filed all Securities Documents required by the Securities Laws. As of their respective dates of filing, such Securities Documents complied in all material respects with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The First Security Financial Statements fairly present or will fairly present in all material respects, as the case may be, the consolidated financial position of First Security and the First Security Subsidiaries as of the dates indicated and the consolidated statements of income, changes in shareholders’ equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

(c) No written statement, certificate, instrument or other writing furnished or to be furnished hereunder by First Security or any First Security Subsidiary to AFB contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.07 Regulatory Reports. Except to the extent prohibited by law, First Security has made available to AFB true and complete copies of (a) all financial and/or condition reports of First Security and/or the Bank as filed with the Federal Reserve Board, the FDIC, or the KOFI (i) for the years ended December 31, 2004, 2003 and 2002, and (ii) for each calendar quarter since December 31, 2004, and (b) any and all other reports, applications and documents which either the First Security Subsidiaries or First Security has filed with the Federal Reserve Board, the FDIC or the KOFI since January 1, 2002.

3.08 Absence of Certain Changes or Events. Since December 31, 2004, there have been no events or conditions of any character (whether actual or threat-ened) pertain-ing to the financial condition, businesses, prospects or assets of First Security or the First Security Subsidiaries, separately or in the aggregate, that have had, or would reasonably be expected to have, a Material Adverse Effect. Since December 31, 2004, neither First Security nor any of the First Security Subsidiaries has:

(a) borrowed any money, incurred any liability or obli-gation, or lent any money or pledged any of its credit in connec-tion with any aspect of any of its business other than in the ordinary course of business consistent with past practice;

(b) mortgaged or otherwise subjected to any liens, encum-brances or other liabilities any of its assets or business, other than in the ordinary course of business consistent with past practice;

(c) sold, assigned or transferred any of its assets or business other than in the ordinary course of business consistent with past practice;

(d) suffered any damage, destruction or loss, whether or not covered by insurance that has had, or would reasonably be expected to have, a Material Adverse Effect;

(e) made or suffered any amendments, terminations of or defaults under any material contract, agreement, license or other instru-ment;

(f) received notice or had knowledge that any of its credit or deposit customers has terminated or intends to terminate its relationship, a termination which either singly or in the aggregate that has had, or would reasonably be expected to have, a Material Adverse Effect;

(g) received any notice from a regulatory authority asserting or threatening to assert that any of them is in violation of any statute, law, regulation or order applicable to the business or assets of any of them, which violation has had, or would reasonably be expected to have, a Material Adverse Effect, if any;

(h) failed to operate its business in the ordinary course so as to preserve the business organization intact, and to preserve the goodwill of its customers and others with whom it has business relations;

(i) incurred any extraordinary losses or, except in accordance with customary banking or mortgage servicing practices, waived any material rights in connection with any aspect of its business, whether or not in the ordinary course of business;

(j) canceled any debts owed to any of them or any material claims, in each case, in excess of $25,000 or paid any noncurrent, material obliga-tions or liabilities;

(k) made any capital expenditure or capital additions or betterments, including any such expenditure, addition or betterment effected through a capital lease, exceeding $50,000;

(l) other than the Stock Option Plan allocations made in the ordinary course, paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any of its present or former (i) directors, (ii) officers, or (iii) em-ployees who are being compensated on an annual basis at a rate exceeding $30,000 per year; or increased by an amount in excess of three percent (3%) any of their compensation (including sala-ries, fees, bonuses, profit sharing, incentive, pension, retire-ment or other similar payments);

(m) renewed, amended, become bound by or entered into any material agreement, contract, commitment or transaction other than extensions of credit made in the ordinary course of business consistent with past practice;

(n) changed any accounting practice followed or employed in preparing the Financial Statements other than on account of any change in GAAP;

(o) made any loans, extended any credit, given any discounts or entered into any financing leases which have not been (i) made for good, valu-able and adequate consideration in the ordinary course of busi-ness consistent with past practice, (ii) evidenced by notes or other forms of indebtedness which are true, genuine and what they purport to be, and (iii) adequately reserved against in an aggregate amount sufficient in the opinion of management to provide for all charge-offs reasonably anticipated in the ordinary course of business in accordance with GAAP; or

(p) entered into any agreement, contract or commitment applicable as of the date hereof to do any of the foregoing.

3.09 Taxes.

(a) First Security and the First Security Subsidiaries (i) have timely filed all federal, state, foreign and local income, franchise, excise, sales, intangibles, real and personal property, employment and other tax returns, tax information returns and reports required to be filed by them or by their agents on behalf of First Security or any First Security Subsidiary; (ii) have paid, or made adequate provision in the opinion of management for the payment of, all taxes, interest payments and penalties (whether or not reflected in returns as filed) due and payable (and/or accruable for all periods ending on or before the date of this Agreement) by them to any city, county, state, foreign coun-try, the United States or any other taxing authority; and (iii) are not delinquent in the payment of any tax or govern-mental charge of any nature.

(b) No audit, examination or investigation is presently being conducted or, to the knowledge of First Security, is threatened by any taxing authority with respect to First Security or any First Security Subsidiary. To the knowledge of First Security, no unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental represen-tative with respect to First Security or any First Security Subsidiary. No agreements for the extension of time for the assessment of any amounts of tax have been entered into by or on behalf of First Security or the First Security Subsidiaries. First Security and the First Security Subsidiaries have withheld (and timely paid to the appropriate governmental entity) proper and accurate amounts from their employees for all periods in material compliance with all tax withholding provisions (includ-ing, without limitation, income, social security and employ-ment tax withholding for all forms of compensation) of applicable fed-eral, state, foreign and local laws. First Security and the First Security Subsidiaries have made available to AFB true and correct copies of all federal and state income tax returns filed by any of them for all tax periods commencing after December 31, 2001.

(c) Neither First Security nor any of the First Security Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

3.10 Title to Assets.

(a) On December 31, 2004, First Security and the First Security Subsidiaries had and, except with respect to assets disposed of in the ordinary course of business since December 31, 2004, now have, good and marketable title to all properties and assets reflected on the Financial Statements as of December 31, 2004, free and clear of all mortgages, liens, pledges, easements, restrictions, encroachments, governmental regulations, security interests, charges or encumbrances of any nature, except as disclosed in the First Security Financial Statements as of December 31, 2004 and for:

(i) the mortgages and encumbrances which secure indebtedness which is properly reflected on the Financial State-ments;

(ii) liens for taxes accrued but not yet payable;

(iii) liens arising as a matter of law in the ordinary course of business as to which there is no known default; and

(iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the present use or sale of any of their properties and assets.

(b) Item 3.10(b) of the First Security Disclosure Memorandum lists all leases, other than “financing leases” where First Security or any First Security Subsidiary is the lessor, of personal property to which First Security and/or the First Security Subsidiaries is a party. First Security has made available to AFB true and correct copies of all leases referred to in Item 3.10(b) of the First Security Disclosure Memorandum, together with all amendments and modifications thereof. With respect to each lease of personal property to which First Security and/or the First Security Subsidiaries is a party, except for leases in which either First Security or the First Security Subsidiaries as lessor entered into as a “financing lease”:

(i) such lease is in full force and effect in accordance with its terms;

(ii) all rents and additional rents due to date have been paid;

(iii) the lessee under each of the leases has been in peaceable possession since the commencement of the original term of the lease; and

(iv) no event of default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default by First Security or the First Security Subsidiaries under such lease, exists.

(c) With respect to any real property owned in fee by First Security or the First Security Subsidiaries which real property is set forth on Item 3.10(c) of the First Security Disclosure Memorandum:

(i) all work to be performed by or for First Security or the First Security Subsidiaries with respect to all improvements in excess of $25,000 to the property owned by any of them has been fully completed and paid for by them;

(ii) all permits and certificates with respect to con-struction of improvements on the property owned by First Security or the First Security Subsidiaries have been obtained and the property has been properly zoned for use and occupancy as a banking or other business facility as currently used by First Security or the First Security Subsidiaries; and

(iii) all material improvements to the property since First Security’s inception have been made in accordance with plans and specifications approved by First Security or the First Security Subsidiaries, as appropriate.

3.11 Environmental Hazards.

(a) Neither First Security nor any of the First Security Subsidiaries has:

(i) used, stored, manufactured, or suf-fered to exist (collectively, “Utilized”) any Hazardous Substance on, in or under any of their property, whether currently or previously owned or leased by First Security or the First Security Subsidiaries, other than in accordance with all Environmental Laws, or

(ii) transported or dis-posed, or caused or permitted any Person to transport or dispose, of any Hazardous Substance, other than in accordance with all Environmental Laws.

(b) To First Security’s knowledge, no Hazardous Sub-stances have been Utilized at any time on, in or under any of First Security 's or the First Security Subsidiaries’ property, whether currently or previously owned or leased by any of them, other than in accordance with all Environmental Laws.

(c) Neither First Security nor any of the First Security Subsidiaries is subject to any Environmental Claim, nor are any of the properties of First Security or the First Security Subsidiaries, whether currently or previously owned or leased by First Security or the First Security Subsidiaries, sub-ject to any asserted or, to the knowledge of First Security, unasserted lien, under any of the Environ-mental Laws.

(d) Neither First Security nor any of First Security Subsidiaries has ever violated any of the Environmental Laws in any material respect, and each of them is presently in compliance in all material respects with all Environmental Laws. Without limiting the generality of the foregoing, no asbes-tos, PCBs or other Hazardous Substance or any petroleum product or constituents thereof is present on, in or under any of the property of First Security or the First Security Subsidiaries, whether currently or previously owned or leased.

(e) To First Security’s knowledge, no loans of First Security or any of the First Security Subsidiaries are secured by property where any Hazardous Sub-stances have ever been Utilized, other than in accordance with all Environmental Laws, and none of the borrowers of First Security or the First Security Subsidiaries have materially violated any of the Environmental Laws or have any of their property securing a loan by First Security or any of the First Security Subsidiaries subject to a lien under any of the Environmental Laws.

(f) Neither First Security nor any of the First Security Subsidiaries ever permit-ted any property currently or previously owned or leased by any of them to be used as a landfill or dump site.

(g) There are no under-ground storage tanks or underground pipelines located on any property owned or leased by First Security or the First Security Subsidiaries. To First Security’s knowledge, no underground storage tanks have ever been located on any property currently or previously owned or leased by either of them.

3.12 Litigation, Pending Proceedings and Compliance with Laws. There are no Claims (a) which would prevent the performance of this Agreement or any of the transactions contemplated hereby or declare the same unlawful or cause the rescission there-of, or (b) which have had, or would reasonably be expected to have, a Material Adverse Effect on First Security. First Security and the First Security Subsidiaries have complied with and are not in any default in any material respect under (and have not been charged with, nor, to the knowledge of First Security, are threatened with or under investigation with respect to, any charge concerning any material violation of any provi-sion of) any material federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instru-mentality. There are no material uncured viola-tions or violations with respect to which material refunds or restitution may be required concerning First Security or the First Security Subsidiaries as a result of examination by any regulatory authority.

3.13 Regulatory Compliance. Neither First Security nor any of the First Security Subsidiaries has ever been a party to (a) any enforcement action instituted by, or (b) any memorandum of understanding or cease and desist order with, any federal or state regulatory agency, and no such action, memo-randum or order has been threatened, and neither First Security nor any of the First Security Subsidiaries has received any report of examination from any federal or state regulatory agency which requires First Security or the First Security Subsidiaries to address any problem or take any action which has not already been addressed or taken in a manner satisfactory to the regulatory agency. First Security knows of no fact or condition relating to First Security or the First Security Subsidiaries (including, without limitation, noncompliance with the CRA and the Bank Secrecy Act) that would reasonably be expected to prevent First Security or AFB from obtaining all of the federal and state regulatory approvals contemplated herein.

3.14 Employee Relations. Neither First Security nor any of the First Security Subsidiaries (a) is a party to, or negotiating, and have any obligations under, any collective bargaining or similar agreement, with any party relating to the compensation or working condi-tions of any employees of First Security or the First Security Subsidiaries; (b)  is obligated under any agreement to recognize or bargain with any labor organization or union on behalf of their employees; or (c) has been charged or, to First Security’s knowledge, threatened with a charge of any unfair labor prac-tice. There are no existing or, to First Security’s knowledge, threatened labor strikes, slow-downs, disputes, grievances or disturbances affect-ing or which might affect operations at any facil-ity of First Security or any of the First Security Subsidiaries. No work stoppage against First Security or any of the First Security Subsidiaries or its business is pending or, to First Security’s knowledge, threatened, and no such work stoppage has ever occurred. Neither First Security nor any of the First Security Subsidiaries has committed any act or failed to take any required action with respect to any of its employees which has resulted or which may result in a material violation of ERISA, or similar legisla-tion as it affects any employee benefit or welfare plan of First Security or the First Security Subsidiaries; the Immigration Reform and Control Act of 1986; the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Occupational Safety and Health Act; Executive Order 11246; the Fair Labor Standards Act; the Rehabilitation Act of 1973; and all regulations under such Acts, and all other fed-eral, state and local laws, regulations and executive orders relat-ing to the employment of labor, including any provisions thereof relating to wages, hours, col-lective bargaining, the payment of Social Security and similar taxes, unemployment and workmen’s' comp-ensation laws, any labor relations laws, or any governmental regu-lations promulgated thereunder, as the same affect relationships or obligations of First Security and the First Security Subsidiaries with respect to any of the their employees, and which will or reasonably could result in any mate-rial liability, penalty, fine or the like being imposed upon First Security or the First Security Subsidiaries. Neither First Security nor any of the First Security Subsidiaries is liable for any arrearage of wages or taxes or pen-alties for failure to comply with any of the foregoing, and there are no proceedings before any court, governmental agency, instru-mentality or arbitrator relating to such matters, including any unfair labor practice claims, either pending or, to First Security’s knowledge, threatened.

3.15 Employee Benefit Plans.

(a) Item 3.15 of the First Security Disclosure Memorandum sets forth a complete list of all Employee Benefit Plans, policies and employment agreements (whether or not sub-ject to ERISA) applicable to employees or directors of First Security and the First Security Subsidiaries, includ-ing, without limitation, plans, funds or programs providing medical, surgical or hospital care or benefits; benefits in the event of sickness, accident, disability, death or unemployment; vaca-tion benefits; apprenticeship or other training programs; day care centers; scholarship funds; prepaid legal services; benefits described in Section 302(c) of the Labor Management Relations Act; retirement income; income deferral for periods extending to the termination of covered employment or beyond; severance pay arrange-ments; and supplemental retirement income payments which take into account increases in the cost of living. Each Employee Benefit Plan or policy which is funded through a policy of insurance is indicated by the word “insured” placed by the listing of the plan in Item 3.15 of the First Security Disclosure Memorandum.

(b) True and complete copies of the following documents and information related to the Employee Benefit Plans have been made available to AFB: (i) all Employee Bene-fit Plan documents, summary plan descriptions, and any related trust agreements; (ii) all fringe benefit plans, perquisites and policies; (iii) the three most recent alloca-tion and discrimination testing reports for each defined contribution Employee Pension Benefit Plan and actuarial reports prepared for each defined benefit Employee Pension Ben-efit Plan; (iv) all insurance policies; (v) the most recent trust report for each Employee Pension Benefit Plan; (vi) any written communications to or from the IRS (including the three most recent Forms 5500 including all schedules filed with the IRS or DOL and the most recent determi-nation letter received from the IRS), the Pension Benefit Guaranty Corporation (the “PBGC”) or the United States Department of Labor and other governmental filings with respect to the employee benefit plans; and (vii) for any nonqualified plans, a copy of the “top hat” exemption letter to the Department of Labor have been delivered by First Security to AFB.

(c) Other than as set forth in the documents or information produced pursuant to Section 3.15(b) above or as set forth on the First Security Disclosure Memorandum, there are no amendments, modifications, extensions, changes in benefits or benefit structures, or other alterations which First Security or the First Security Subsidiaries have undertaken to become effective in the future to any of the Employee Benefit Plans or policies.

(d) Each Employee Benefit Plan has been executed, managed and administered in material compliance with the applicable provisions of ERISA, the Code, and the regulations pro-mulgated thereunder, and all other applicable laws. Neither First Security nor any of the First Security Subsidiaries has knowledge of any fact which would adversely affect the qualified status under Section 401(a) of the Code of any of the Employee Benefit Plans intended to be so qualified, or of any threatened or pending claim against any of the Employee Benefit Plans or their fiduciaries by any participant, benefi-ciary or government agency.

(e) First Security and the First Security Subsidiaries have complied in all material respects with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and Section 4980B of the Code, and the proposed regulations thereunder, whether proposed or final. All reports, statements, returns and other information required to be furnished or filed with respect to the Employee Benefit Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete in all material respects. Records with respect to the Employee Benefit Plans have been maintained in material compliance with Sec-tion 107 of ERISA. Neither First Security, the First Security Subsidiaries nor, to the knowledge of First Security or the First Security Subsidiaries, any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of the Employee Benefit Plans has any material liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA.

(f) Neither First Security nor any of the First Security Subsidiaries has, with respect to any of the Employee Benefit Plans, nor, to the knowledge of First Security, has any administrator of any of the Employee Benefit Plans, the related trusts or any trustee thereof, engaged in any non-exempt prohibited transaction which would subject First Security, the First Security Subsidiaries, any of the Employee Benefit Plans, any administrator or trustee or any party dealing with any of the Employee Benefit Plans or any such trusts, to a material tax or penalty on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other material liability under ERISA.

(g) All Employee Pension Benefit Plans and the related trusts which are intended to be exempt under Section 501(a) of the Code and tax-qualified under Section 401(a) of the Code are, and have been since adoption, so exempt and qualified, and are identified in Item 3.15 of the First Security Disclosure Memorandum as “qualified plans,” and the date of the most recent determination letter from the IRS confirming the qualification of each such plan is set out in Item 3.15 of the First Security Disclosure Memorandum.

(h) Neither First Security nor any of the First Security Subsidiaries currently sponsors, or has ever sponsored, an Employee Pension Benefit Plan subject to Section 302 of ERISA and 412 of the Code, nor does First Security nor any of the First Security Subsidiaries currently sponsor, or has ever sponsored, an Employee Pension Benefit Plan subject to Title IV of ERISA.

(i) None of the Employee Pension Benefit Plans is, and First Security and the First Security Subsidiaries have never contributed to, a “multiemployer plan,” as that term is defined in Section 3(37) of ERISA (as particularly amended by The Multiemployer Pension Plan Amendments Act of 1980).

(j)  First Security and the First Security Subsidiaries have provided to AFB the information in their possession that AFB has requested to determine the accounting treatment which may be accorded any of the retiree or other post-employment welfare bene-fits currently, or at any time, in force under proposed Financial Account-ing Standards Board guidelines. All programs providing retiree or other post-employment welfare benefits are listed separately and identified as such in item 3.15 of the First Security Disclosure Memorandum.

(k) Neither First Security nor any of the First Security Subsidiaries currently sponsors, or has ever sponsored, a employee welfare benefit plan as defined in Section 3(1) of ERISA that is wholly or partially self-insured, or funded in any way, whether through a trust or fund under Sections 501(c)(9) or 419 of the Code or any other funding arrangement.

3.16 Insurance Policies. Item 3.16 of the First Security Disclosure Memorandum sets forth a summary of all material policies of insurance of First Security and the First Security Subsidiaries currently in effect, which summary is accurate and complete in all material respects. First Security and the First Security Subsidiaries maintain with reputable insurers insurance poli-cies and bonds in force in such amounts and against such liabilities and hazards customarily are maintained by similar businesses of comparable size. Neither First Security nor any of the First Security Subsidiaries is liable for any materi-al, retroactive premium adjustments. All policies are valid, enforce-able and in full force and effect, and neither First Security nor any of the First Security Subsidiaries has received any notice of premium increases or can-cellations. Neither First Security nor any of the First Security Subsidiaries know of any grounds for or any consider-ation of any such premium increase or cancellation notice or other indication of premium increases or cancellations, with respect to any of their insurance policies or bonds. All notices of cancella-tion received by First Security or the First Security Subsidiaries and all claims made by First Security or the First Security Subsidiaries under their respective insurance policies and bonds since January 1, 2003, or made prior thereto but remaining unresolved, are described in Item 3.16 of the First Security Disclosure Memorandum. Neither First Security nor any of the First Security Subsidiaries has failed to make a timely claim or file a timely notice with respect to any matter giving rise to a materi-al claim or potential material claim under their insurance policies and bonds.

3.17 Agreements. As of the date of this Agreement, neither First Security nor any of the First Security Subsidiaries is a party to:

(a) any collective bargaining agreement; any employment agreement, contract, or commitment; or any bonus plan or commission;

(b) any loan or other agreement pursuant to which First Security or any of the First Security Subsidiaries has borrowed money or any obligation of guaranty or indemnification arising from any agreement, contract or commitment which involves, singularly or in the aggregate, a potential material liability on the part of First Security or any of the First Security Subsidiaries, except letters of credit entered into in the ordinary course of business;

(c) any agreement, contract or commitment which is outside of the ordinary course of business;

(d) any agreement, contract or commitment containing any covenant materially limiting the freedom of either First Security or the First Security Subsidiaries to engage in any line of business in any geographic area or to com-pete with any Person;

(e) any agreement, contract, or commitment relating to capital expenditures and involving future payments which, together with future payments under all other agreements, con-tracts or commitments relating to the same capital project, exceed $50,000;

(f) any agreement, contract or commitment relating to the acquisition of substantially all of the assets, shares or capital stock of any business enterprise, except agreements, contracts or commitments in which assets, shares or capital stock are security for a loan or similar obligation created in the ordinary course of business;

(g) any agreement, contract or commitment (other than for 1 to 4 family residential loans or other loans and commitments, deposit products, or repurchase agreements made by the Bank in the ordinary course of business), which involves payments, consideration or obli-gations in the aggregate of $25,000 or more per agreement, contract or commitment, which (i) will not be performed within 30 days or less, or (ii) cannot be terminated within 30 days or less without payment of a penalty of more than $10,000; or

(h) any loan commitment, which involves obligations in the aggregate of $150,000 or more per commitment.

Neither First Security nor any of the First Security Subsidiaries has breached, nor, is there any pending or, to First Security’s knowledge, threatened claim that either First Security or any of the First Security Subsidiaries has materially breached any of the terms or conditions of (a) any agreement, contract or commitment set forth in the First Security Disclosure Memorandum delivered to AFB pursuant to this Agree-ment or (b) any other agreement, contract or commit-ment, the breach of which singularly or in the aggregate could reasonably be expected to result in the imposition of damages that would have a Material Adverse Effect.

3.18 Loans; Allowance for Loan Losses

(a) All of the loans on the books of First Security and the First Security Subsidiaries are evidenced by notes, agreements and other evidences of indebtedness as included in the applicable loan file and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, nor First Security’s procedures and practices of approving or rejecting loan applications, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including, without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

(b) The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of First Security are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

3.19 Deposit Accounts The deposit accounts of the First Security Subsidiaries that are depository institutions are insured by the FDIC to the maximum extent permitted by federal law, and the First Security Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

3.20 Related Party Transactions First Security has Disclosed all existing transactions, investments and loans, including loan guarantees existing as of the date hereof, to which First Security or any First Security Subsidiary is a party with any director, executive officer or, to First Security’s knowledge, 5% shareholder of First Security or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, agreements, investments and loans are on terms, including interest rates and collateral, no less favorable to First Security than could be obtained from unrelated parties, and substantially comply with all applicable provisions of federal and state law. Any such loans, extensions and commitments do not involve more than a normal risk of collectability.

3.21 Brokers' or Finders' Fees. Neither First Security nor any First Security Subsidiary, nor any of their respective officers, directors or, to First Security’s knowledge, employees, has employed any agent, broker, finder or other Person or incurred any liability for commissions or fees in connection with any of the transac-tions contemplated by this Agreement, except for an obligation to the Financial Advisor for investment banking services, the nature and extent of which has been Disclosed.

3.22 Potential Competing Interests. To First Security's knowledge, no director or executive officer of either First Security or the First Security Subsidiaries nor any member of such person’s immediate family (as defined in Section 229.404(a) of Regulation S-K), (a) have any direct or indirect (5% or more) interest in any Person that competes or conflicts with, or is engaged in any business of the kind being conducted by, either First Security or the First Security Subsidiaries in the Fayette County, Kentucky or surrounding counties’ banking markets, or (b) does business or engages in commerce with, or provides goods or services to First Security or any of the First Security Subsidiaries. Neither First Security nor any of the First Security Subsidiaries uses any real or personal property in which any 5% or more shareholder of First Security (to First Security’s knowledge) or any director, officer or employee of either First Security or the First Security Subsidiaries, or, to First Security’s knowledge, any member of any such person’s family, have a direct or indirect (5% or more) interest.

3.23 Proxy Statement. The Proxy Statement, at the date of mailing to shareholders of First Security and at the time of the meeting of such shareholders to be held in connection with the Merger, (a) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that First Security makes no representation as to the accuracy of any information provided by AFB for inclusion in the Proxy Statement and (b) shall comply with the applicable provisions of the KBCA and the Securities Laws.

3.24 Fairness Opinion. First Security has received from the Financial Advisor an opinion that as of the date hereof, the Merger Consideration is fair to the holders of First Security Common Stock from a financial point of view.

SECTION 4

Representations and Warranties of AFB, American Bank and Merger Subsidiary

AFB, American Bank and Merger Subsidiary, jointly and severally, represent and warrant to First Security as follows:

4.01 Organization and Qualification AFB is a Kentucky corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky. American Bank is a Kentucky banking corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and is authorized to transact a banking business in Kentucky. All eligible accounts of deposit of American Bank are insured by the FDIC to the fullest extent permitted by law. Merger Subsidiary is a Kentucky corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky. AFB and Merger Subsidiary have all requisite corporate power and authority to own and lease its property and to carry on its businesses as it is now being, or will be, conducted. AFB will be a duly registered bank holding company under the Bank Holding Company Act and will be the sole shareholder of American Bank and Merger Subsidiary on the Closing Date.

4.02 Authorization; No Conflict. AFB, American Bank and Merger Subsidiary have the full right, corporate power and authority to enter into, execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by AFB, American Bank and Merger Subsidiary and the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action. This Agreement constitutes a valid and legally binding obligation of each of AFB, American Bank and Merger Subsidiary, subject to (i) applicable bankruptcy, insolvency and similar laws now or thereafter in effect concerning creditors’ rights and remedies generally and (ii) general principles of equity, whether applied in a court of law or a court of equity. Neither the execution, delivery, or perfor-mance of this Agreement, nor the consummation of the transactions contemplated hereby will: (a) violate, conflict with, or result in a breach of any provision of the articles of incorporation of AFB, American Bank or Merger Subsidiary or the bylaws of AFB, American Bank or Merger Subsidiary; or (b) (i)  violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would consti-tute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of AFB, American Bank or Merger Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds AFB, American Bank or Merger Subsidiary or any assets of AFB, American Bank or Merger Subsidiary which violation, conflict, breach, default, termination or acceleration of performance, lien, security interest, charge or encumbrance would have a Material Adverse Effect on AFB or American Bank; or

(c) subject to receipt of governmental approvals required to consummate the transactions contemplated by this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to AFB, American Bank or Merger Subsidiary or any assets of AFB, American Bank or Merger Subsidiary.

4.03 Accuracy of Statements. No written statement, certificate, instrument or other writing furnished or to be furnished hereunder by AFB, American Bank or Merger Subsidiary to First Security contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.04 Consummation of Transactions. Neither AFB, American Bank nor Merger Subsidiary know of any fact or circumstance involving AFB’s or American Bank’s operation or financial condition that would prevent it from consummating the transactions contemplated by this Agreement (including, without limitation, the formation of AFB as the bank holding company for American Bank) or from obtaining the regulatory approvals necessary for the consummation of the transactions contemplated by this Agreement.

4.05 Financial Resources. AFB will have prior to the Closing, sufficient cash funds to pay the aggregate Merger Consideration.

4.06 Regulatory Compliance. Neither AFB nor American Bank knows of any fact or condition relating to AFB or American Bank (including, without limitation, noncompliance with the CRA and the Bank Secrecy Act) that would prevent AFB or First Security from obtaining all of the federal and state regulatory approvals contemplated herein.

4.07 Legal Proceedings. There are no actions, suits or proceedings instituted, pending or, to the knowledge of AFB or American Bank threatened, against AFB or any of its Subsidiaries or against any asset, interest or right of AFB or any of its Subsidiaries that, if decided against AFB or any of its Subsidiaries, would have a Material Adverse Effect on the ability of AFB to perform its obligations under this Agreement or any transactions contemplated by the Agreement to which it is a party.

SECTION 5

Covenants and Conduct of the Parties

First Security and AFB warrant and agree, as appropriate, that from the date hereof through the Closing Date:

5.01 Conduct of Business. First Security and the Bank agree that during the period from the date of this Agreement to the Effective Time (unless AFB shall otherwise agree in writing and except as otherwise contemplated by this Agreement), First Security and the Bank shall conduct, and shall cause their Subsidiaries to conduct, their operations according to their ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact their current business organiza-tion, keep available the service of their current directors, officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that goodwill and ongoing business shall not be impaired in any material aspect at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, prior to the Effective Time, First Security and the Bank shall not, and shall cause the First Security Subsidiaries not to, without the prior written consent of AFB:

(a) Issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any additional shares of capital stock of any class of First Security of the First Security Subsidiaries (including shares of First Security Common Stock), or any securi-ties or rights convertible into, exchangeable for, or evidencing the right to subscribe for any such shares of capital stock, or any rights, warrants, options, calls, commit-ments or any other agreements of any character to purchase or acquire any such shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), or (ii) any other securities in respect of, in lieu of, or in substitu-tion for, shares of First Security Common Stock outstanding on the date hereof, except with respect to the options outstanding on the date hereof that have been Disclosed;

(b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of First Security Common Stock;

(c) split, combine, subdivide or reclassify any shares of First Security Common Stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, whether in cash, stock, property or otherwise, in respect of any shares of First Security Common Stock or otherwise make any payments to shareholders in their capacity as such;

(d) adopt a plan of complete or partial liquida-tion, dissolution, merger, consolidation, restruc-turing, recapital-ization or other reorganization of First Security or the Bank (other than the Merger or the Bank Merger);

(e) adopt any amendments to the articles of incorporation or bylaws of First Security or the Bank;

(f) make any acquisition or disposi-tion of assets or securi-ties, except in the ordinary course of business consistent with past practices;

(g) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contribu-tions to, or investments in, any other person or entity, other than in the ordinary course of banking consistent with safe and sound banking practices; it being understood and agreed that the incurrence of indebtedness in the ordinary course of a commercial banking business shall include the creation of deposit liabilities, purchas-es of federal funds and demand and overnight Federal Home Loan Bank Funds, sales of certificates of deposit and entering into repurchase agreements, provided it is within applicable directives required by law or by the Federal Reserve Board, the FDIC or the KOFI to the end that such is not an unsafe or unsound banking practice according to the Federal Reserve Board, the FDIC or the KOFI, to the extent applicable thereto;

(h) offer any new deposit or loan product or service or, except as may be required to comply with applicable law, change its lending, investment, liability management, loan loss provision, loan loss charge-off or other material banking policies;

(i) grant any increase in the compensation of any of the directors, officers or employees of First Security or the Bank;

(j) pay or agree to pay any pension, retire-ment allowance, severance or other employee benefit not required or contemplated by any of the existing Employee Benefit Plans or any agreements or arrangements as in effect on the date hereof to any such director, officer or employee, whether past or present, except as may be required by law or this Agreement;

(k) enter into any new or amend or extend any existing employment or severance or termination agreement with any director, officer or employee;

(l) except as may be required to comply with applicable law or to maintain the tax-qualified status of any such plan, become obligated under any new benefit plan or amend any existing benefit plan in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereun-der;

(m) make any capital expenditures or commit-ments for any capital expenditures other than capital expenditures or commitments for any capital expenditures set forth in the First Security Disclosure Memorandum;

(n) make any material changes in its customary methods of marketing;

(o) take, or agree to commit to take, any action that would make any representation or warranty of First Security or the Bank contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time;

(p) change its method of accounting in effect at December 31, 2004, except as required by changes in GAAP as concurred in by First Security’s independent auditors, or change its fiscal year;

(q) take any action that would, or reasonably might be expected to, adversely affect the ability of First Security, the Bank or AFB to obtain any of the regulatory approv-als set forth in Section 6.01(b) without imposition of a condition or restriction of the type referred to in Section 7.1(d); or

(r) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

5.02 Discussion with Other Purchasers.

(a) First Security and the Bank shall not, and First Security and the Bank shall direct and use their best efforts to cause their officers, directors, employees, agents and representatives

(including, without limitation, any attorney, accountant, investment banker or other advisor retained by it) not to initiate, solicit or encourage, directly or indirectly, any Acquisition Proposal or engage in any negotiations or discussions with, or furnish any information or data to, any Person relating to an Acquisition Proposal. First Security, the Bank and their officers, directors, employees, agents and representatives shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

(b) Notwithstanding the provisions of Section 5.02(a), if, after the date of this Agreement, the First Security Board receives an unsolicited Acquisition Proposal (which Acquisition Proposal in the good faith judgment of First Security’s Board, after consultation with its outside legal counsel, is a Superior Proposal) from any Person and the First Security Board reasonably concludes that the failure to engage in discussions or negotiations with such Person would be inconsistent with the First Security Board’s fiduciary duties to the shareholders of First Security under applicable law, then (i) First Security, the First Security Board and any attorney, accountant, investment bank or other advisor retained by First Security may, directly or indirectly, provide access to or furnish or cause to be furnished information concerning the business, properties or assets of First Security or the First Security Subsidiaries to such Person pursuant to an appropriate confidentiality agreement, and (ii) First Security or the First Security Board and any attorney, accountant, investment bank or other advisor retained by First Security may participate in and engage in discussions and negotiations with such Person regarding such Acquisition Proposal. In the event that, after the date of this Agreement, the First Security Board receives an unsolicited Acquisition Proposal and the First Security Board determines in its good faith judgment, after consultation with its outside legal counsel, that such Acquisition Proposal is a Superior Proposal, the First Security Board may do any or all of the following: (x) withdraw, modify or change the First Security Board’s approval or recommendation of this Agreement or the Merger; (y) approve or recommend to the shareholders of First Security such Superior Proposal; and/or (z) terminate this Agreement; provided, however, that the First Security Board shall not take any of the actions referred to in clauses (x), (y) or (z) unless all of the following conditions are satisfied: (1) prior to taking any such action, First Security has paid the amounts referred to in Section 7.03 to AFB in immediately available funds; (2) prior to taking any such action, the First Security Board has, in the reasonable exercise of its fiduciary duty under applicable law, approved and recommended the approval of such Superior Proposal by the First Security shareholders; and (3) the First Security Board has given to AFB at least three (3) Business Days prior to taking any of the actions referred to in clauses (x) or (y), written notice that such actions are to be taken, which notice shall specify the material aspects of the actions to be taken.

(c) First Security agrees that it will notify AFB immediately if any inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives in connection with an Acquisition Proposal. First Security will promptly (within one Business Day) advise AFB following receipt of any proposal for a Acquisition Proposal and the substance thereof (including the identity of the Person making such proposal), and will provide AFB with a copy of any such proposal and keep AFB apprised of any related developments, discussions and negotiations (including the terms and conditions of the proposal) on a current basis. First Security shall give written notice to AFB at least three (3) Business Days in advance of signing any definitive agreement with a Person (other than AFB) in contemplation of a Superior Proposal.

5.03 Access to Information. Upon reasonable notice, First Security and the Bank shall afford to the officers, directors, employees, accountants, counsel and other authorized representa-tives of AFB and American Bank (“Representatives”) reasonable access, during normal business hours throughout the period prior to the Effective Time, to their books and records, proper-ties, officers, directors, employees, counsel, accountants and other representatives, and, during such period, shall make available to such Representatives (i) a copy of any Securities Documents, (ii) a copy of each report, schedule and other document filed or received by them during such period pursuant to the requirements of federal or state banking laws (other than reports or docu-ments that such parties are not permitted to disclose under applicable law) and (iii) all other available information concerning their business, properties and personnel and all financial operating and other data as may reasonably be requested. AFB and American Bank will hold any such informa-tion that is non-public in confidence and, without limitation on its obligations under the preceding clause, AFB and American Bank will hold any such information in confidence until such time that such information is or becomes generally available to the public other than as a result of a disclosure by AFB, American Bank or any of their Representatives; provided, however, that this sentence shall not prohibit disclosure of such information to the extent required or reasonably contemplated by any subpoena, civil investigative demand or other similar process. No investigation by AFB and American Bank shall affect the repre-sentations and warranties of First Security, except to the extent such representa-tions and warranties are by their terms qual-ified by information set forth in the First Security Disclosure Memorandum. -

5.04 Shareholder Meeting. First Security shall duly call, give notice of, convene and hold a meeting of its shareholders to be held for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby (the “Shareholders Meeting”). Subject to the exercise by the First Security Board of their fiduciary duties, First Security will, through the First Security Board, unanimously recommend to its shareholders approval of this Agreement and the transactions contemplated hereby. First Security shall hold such meeting as soon as reasonably practicable after the date of this Agreement. Promptly after the Shareholders Meeting, First Security shall provide AFB with the results of such meeting including the number of shares voted in favor of, against, and abstaining on each matter voted upon at the Shareholders Meeting.

5.05. Proxy Statement. First Security shall prepare a proxy statement with respect to the Shareholders Meeting providing no less than that information about this Agreement and the Merger that is required to be provided under the KBCA and the Securities Laws. First Security shall solicit proxies from holders of First Security Common Stock with respect to the vote on this Agreement and the transactions contemplated hereby at the Shareholders Meeting and shall take all other action reasonably necessary to secure the First Security Requisite Vote. AFB and American Bank shall furnish all information concerning it as may be reasonably requested by First Security in connec-tion with the preparation of such proxy statement.

5.06 Reserves. The First Security Financial Statements delivered after the date hereof that are unaudited shall reflect a monthly provision, based on a review of the current status of all loans, in accordance with GAAP and the pertinent regulations and policies of the Federal Reserve Board, the FDIC, KOFI and other applicable regulatory authorities concerning the write off of loans.

5.07 Preservation of Business and Investment Decisions. Each of First Security and the Bank shall use its best efforts to preserve the possession and control of all of their respective assets, to preserve the goodwill of its respective customers and others with whom it has business relations, and to do nothing knowingly to impair the ability to keep and preserve its respective businesses existing on the date of this Agreement. Without in any way limiting the foregoing, First Security and the Bank shall, and shall use its best efforts to cause their employees, agents and representatives, to use their best efforts to preserve, safeguard and maintain for the sole benefit of First Security and the Bank the confidentiality of all customer lists, records and other information not generally known to the public relating to the customers, business or operations of the Bank or First Security. In addition, neither First Security nor the Bank shall, without first consulting with the Chief Executive Officer of AFB:

(a) make any significant investment decision, including, without limitation, engaging in any interest rate swaps, futures or options transactions, purchases or sales of any marketable securities other than overnight Federal Reserve Funds, demand and overnight Federal Home Loan Bank Funds, short-term U.S. Treasury securities or short-term securities of U.S. government agencies, or any other investment decision involving $100,000 or more.

(b) make or commit to make any loan or other extension of credit (including any overdrafts), give any discount or enter into any financing lease (i) in a manner that deviates in any material way from the loan and underwriting policies of the Bank in effect on the date of this Agreement (a true and complete copy of which are attached as Item 5.07 of the First Security Disclosure Memorandum), or (ii) in an amount which, when aggregated with all other loans, commitments or extensions to such borrower or obligor, equals or exceeds $250,000; or

(c) amend, modify or renew the terms or conditions of any existing loan, discount or financing lease (i) in a manner that deviates in any material way from the loan and underwriting policies of the Bank, as reviewed by AFB and in effect on the date of this Agreement, or (ii) with a balance as of the date of this Agreement, or as of the date of such amendment, modification or renewal, equal to or in excess of $150,000.

First Security and the Bank shall each continue to manage and monitor their loan and investment portfolio in a manner consistent with sound lending and investment practices outlined by applicable regulations. First Security shall also deliver to AFB not less than monthly a list of all of its new loans or increases in existing loans to customers setting forth amount of such loans, the collateral securing such loans, and any other matters or information concerning such loans as AFB shall reasonably request.

5.08 Notification of Material Changes and Litigation. First Security shall provide AFB with prompt written notice, accompanied by a detailed description, (a) of any adverse or potentially adverse material change in the condition, earnings or businesses of First Security or the Bank, (b) of any event or condition of any character (whether actual, threatened or contemplated) pertaining to the financial conditions, businesses or assets of First Security or the Bank that has materially and adversely affected, or has a substantial possibility of materially and adversely affecting, any of their financial conditions, businesses or assets, or to cause any of its businesses to be carried on materially less profitably than prior to this Agreement, and (c) of all claims, regulatory proceedings and litigation (whether actual, threatened or contemplated and whether or not material) against or possibly involving First Security or the Bank, or any officer, employee or director of First Security or the Bank (where such actual, threatened or contemplated claims, regulatory proceedings or litigation arise in connection with actions taken or alleged to be taken by any officer, employee or director in his or her capacity as an officer, employee or director). Such adverse or potentially adverse material changes or such claims, proceedings or litigation shall include, without limitation, any adverse or potentially adverse material change in or any litigation arising in connection with any item or matter reported on the First Security Disclosure Memorandum or any schedule, annex or document delivered by First Security in connection with this Agreement.

5.09 Reasonable Efforts. Each of First Security, the Bank, AFB, Merger Subsidiary and American Bank shall use all reason-able efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on AFB or First Security with respect to the Merger and to consummate and make effective the transactions contemplated by this Agreement, subject to the First Security Requisite Vote, including using all reasonable efforts (a) to promptly prepare and file all necessary documentation, to effect all consents, authorizations, orders or approvals of any governmental entity, (b) to obtain (and to cooperate with another party to obtain) any necessary or appropriate consent, authori-za-tion, order or ap-proval of, or any exemption by, any governmental entity and/or any other public or private third party in connection with the Merger and the transactions contem-plated by this Agreement, (c) to effect all necessary registra-tions, filings and submissions and (d) to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the First Security Requisite Vote. AFB, Merger Subsidiary and American Bank will file all applications necessary to obtain any required regulatory approvals of the transactions contemplated by this Agreement as soon as reasonably practicable after the date hereof.

5.10 First Security Financial Statements First Security shall make available to AFB true and com-plete copies of any First Security Financial Statements and any First Security Monthly Financial Statements for any annual, monthly or quarterly period ended subsequent to September 30, 2005 and prior to the Effective Time.

5.11 Employee Matters.

(a) AFB and American Bank shall cause the Surviving Corporation to honor the obligations of First Security or the First Security Subsidiaries under the provisions of all Employee Benefit Plans as of the Effective Time. With respect to employment after the Effective Time, the employees of First Security shall receive the same coverage under the Employee Benefit Plans or employee benefits in effect immediately prior to the Effective Time until, with respect to each item of benefit, such benefit is transitioned to the benefit provided to employees of AFB in similar positions. With respect to each employee of First Security, service with First Security or the First Security Subsidiaries shall be counted for purposes of eligibility and vesting. AFB and American Bank will also waive any preexisting conditions, exclusions or waiting periods applicable to employees of First Security with respect to participation or coverage requirements in the benefits AFB and American Bank provide, and also provide credit under any welfare plan for any copayments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transition of benefits occurs.

(b) Subject to the determination of its staffing needs, AFB and American Bank desire to retain substantially all of the employees of First Security and/or the Bank following the Effective Time. All such retained employees shall be employed at the will of AFB and American Bank and shall have no contractual right to employment as a result of this Agreement, other than for those commitments made herein or other contractual commitments, if any, specifically made or assumed by AFB and American Bank hereunder or by operation of law.

(c) In no event shall First Security or any First Security Subsidiary take any action or make any payments that could result, in the reasonable opinion of AFB or its professional advisors, either individually or in the aggregate, in the payment of an “excess parachute payment” within the meaning of Section 280G of the Code or that could result, in the reasonable opinion of AFB or its professional advisors, either individually or in the aggregate, in payments that would be nondeductible pursuant to Section 162(m) of the Code.

5.12 Certain Accounting Matters Prior to the Effective Time, First Security and the Bank shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, use commercially reasonable efforts to modify or change (i) their accounting and financial policies and practices, including, without limitation, policies and practices arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting matters, and (ii) First Security’s lending, investment or asset/liability management policies; such that the policies and practices set forth in (i) and (ii) above shall be consistent with AFB’s policies, practices and procedures; provided, that any action taken pursuant to this Section 5.12 shall not be deemed to constitute or result in the breach of any representation or warranty of First Security contained in this Agreement.

5.13 Press Releases AFB, American Bank and First Security shall agree with each other as to the form and substance of any press release or public pronouncements or interviews related to this Agreement or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures and interviews related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party to the extent possible under the circumstances, from making any disclosure which in the opinion of its legal counsel is required by law.

5.14 Reports First Security shall file (and shall cause the First Security Subsidiaries to file), between the date of this Agreement and the Effective Time, all material reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to AFB, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to the absence of notes and to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

5.15 Processing Agreements. First Security shall exercise all commercially reasonable efforts to enter into an agreement, in form and substance reasonably satisfactory to American Bank, with BSC, Inc. which provides that First Security and BSC, Inc. will continue the term of the November 14, 2005 contract between First Security and BSC, Inc. (the “BSC Agreement”) on a month to month basis on the same terms set forth in the BSC Agreement through the end of the fourth month following the month in which the Closing Date occurs. First Security will also promptly terminate the May 27, 2005 Master Resource Management Services Agreement between First Security and Precision Computer Systems, Inc. (the “PCS Agreement”) through payment by First Security to Precision Computer Systems, Inc. of a termination fee of not more than $50,000 (plus specified expenses) (the “Termination Fee”). Upon termination and payment of the Termination Fee, First Security shall have no further liability or obligations under the PCS Agreement.

SECTION 6

Conditions of Merger

6.01 Conditions to Obligations. The obligations of First Security, AFB, American Bank and Merger Subsidiary to consummate the Merger shall be subject to the satisfaction of the following conditions on or before the Closing Date:

(a) Shareholder Approval. The Agreement shall have been approved by the First Security Requisite Vote.

(b) Regulatory Approval. AFB and First Security shall have obtained all appropriate orders, con-sents, approvals and clearances in the form and substance reasonably satisfactory to each of them, from the Federal Reserve Board, the FDIC, the KOFI and all other regulatory agencies and other governmental authorities whose order, consent, approval, absence of disapproval, or clearance is required by law for the consummation of the trans-actions contemplated by this Agreement, and the terms of all requisite orders, consents, approvals and clearances shall permit the effectuation of the Merger.

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunc-tion or other order issued by any court of compe-tent jurisdic-tion or other legal restraint or prohibi-tion preventing the consumma-tion of the Merger shall be in effect, nor shall any proceeding by any governmental entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, en-tered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger- illegal.

6.02 Conditions to Obligations of AFB, American Bank and Merger Subsidiary. The obligations of AFB, American Bank and Merger Subsidiary to effect the Merger shall be subject to the satisfaction of the following conditions, in addition to those set forth in Section 6.01, on or before the Closing Date:

(a) Representations, Warranties and Covenants.

(i) The representations and warranties of First Security set forth in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of First Security set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except as otherwise specifically contemplated by this Agreement, and except to the extent the representation or warranty is expressly limited by its terms to another date, in which case it shall have been true and correct as of such date; and AFB shall have received a certificate signed on behalf of First Security by an executive officer of First Security to such effect.

(ii) First Security shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and AFB shall have received a certificate from First Security signed by its President, to that effect.

(b) Dissenters Rights. Dissenting Holders who properly exercise dissenters rights pursuant to the KBCA, if any, shall not be the holders of more than seven percent (7%) of the outstanding shares of First Security Common Stock.

(c) No Material Adverse Effect. Since December 31, 2004, no Material Adverse Effect shall have occurred to First Security.

(d) Opinion of Counsel for First Security. AFB shall have received an opinion of counsel to First Security, dated as of the Closing Date, in substantially the form attached hereto as Annex C.

(e) Statutory Requirements. All authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and author-ities required to be obtained in order to permit consummation by AFB and First Security of the transactions contemplated by this Agree-ment and to permit the business presently carried on by First Security and the Subsidiaries to continue unim-paired in all material respects immedi-ately following the Effective Time shall have been obtained.

6.03 Conditions to Obligations of First Security. The obligations of First Security to effect the Merger shall be subject to the satisfac-tion of the following conditions, in addition to those set forth in Section 6.01, on or before the Closing Date:

(a) Representations, Warranties and Covenants.

(i) The representations and warranties of AFB, American Bank and Merger Subsidiary set forth in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of AFB, American Bank and Merger Subsidiary set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case it shall have been true and correct as of such date, and First Security shall have received a certificate signed on behalf of each of AFB, American Bank and Merger Subsidiary by an executive officer of AFB, American Bank and Merger Subsidiary, respectively, to such effect.

(ii) AFB, American Bank and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time, and First Security shall have received a certificate from each of AFB, American Bank and Merger Subsidiary signed by its President, to that effect.

(b) Statutory Requirements. All authorizations, consents and approvals of all federal, state, local, and foreign governmental agencies and authorities required to be obtained in order to permit consummation by First Security and AFB of the trans-actions contemplated by this Agreement and to permit the business presently carried on by First Security and the First Security Subsidiaries to continue unimpaired in all material respects immediately following the Effective Time shall have been obtained.

(c) Opinion of Counsel for AFB, American Bank, and Merger Subsidiary. First Security shall have received an opinion of counsel to AFB, American Bank, and Merger Subsidiary, dated as of the Closing Date, in substantially the form attached hereto as Annex D.

SECTION 7

Termination of Agreement

7.01 Termination Rights. This Agreement may be terminated at any time before the Effective Time:

(a) By First Security and AFB, if for any reason consummation of the transactions contem-plated by this Agreement is inadvisable in the opinions of both the board of directors of AFB and the First Security Board;

(b) By either First Security or AFB (if its board of directors so determines by vote of a majority of the members of its entire board) if the Effective Time shall not have occurred on or before June 30, 2006 or such later date as the parties may have agreed on in writing, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 7.01(b) or (ii) any of the Specified Shareholders (if First Security is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Specified Shareholders, his, her or its obligations under the relevant Voting Agreement;

(c) At any time prior to the Effective Time, by either AFB or First Security (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if its board of directors so determines by vote of a majority of the members of its entire board, in the event of: (i) a material breach by AFB or First Security, as the case may be, of any representation or warranty contained herein, which breach would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in 6.02(a) or 6.03(a), as the case may be, and which cannot be or has not been cured within the earlier of 45 days after the giving of written notice to the breaching party or parties of such breach or June

30, 2006; or (ii) a material breach by AFB or First Security, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within the earlier of 45 days after the giving of written notice to the breaching party or parties of such breach or June 30, 2006;

(d) By either First Security or AFB if the shareholders of First Security do not approve the Agreement by the First Security Requisite Vote;

(e) By First Security, upon giving written notice to AFB, pursuant to Section 5.02(b); or

(f) By AFB if (i) the First Security Board has withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger, or approved or recommended an Acquisition Proposal, (ii) First Security enters into any agreement with a Person with respect to a transaction, the proposal of which qualifies as an Acquisition Proposal, (iii) (A) a third party commences a bona-fide tender offer or an exchange offer for twenty-five percent (25%) or more of the outstanding shares of First Security’s Common Stock, and (B) the First Security Board has recommended that the shareholders of First Security tender their shares in such tender or exchange offer, or (iv) the First Security Board shall have resolved to do any of the foregoing.

7.02 Effect of Termination. Upon termination of this Agreement by either AFB or First Security pursuant to this Section 7, except for this Section 7, the confidentiality provisions of Section 5.03 and Section 8.03 in its entirety, which shall survive to the fullest extent permitted by law, (a) this Agreement shall be void and of no further effect, and (b) there shall be no liability by reason of this Agreement, or the termination thereof on the part of AFB, Merger Subsidiary, American Bank, First Security or the Bank or the respective directors, officers, employees, agents or shareholders of any of them, unless such termination results from a party’s willful misrepresentation or intentional breach of any covenant or representation or warranty contained herein. In such event, the terminating party shall have all remedies available to it at law or in equity.

7.03 Termination Amount and Expenses.

(a) Except as set forth in this Section 7.03, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 8.03.

(b) First Security agrees that if (i) (A) this Agreement is terminated pursuant to Section 7.01(d), (B) the shares of First Security Common Stock subject to the Voting Agreement shall not have been voted in accordance with the terms thereof; and (C) First Security executes a definitive agreement providing for an Acquisition Proposal with any Person (other than AFB) within nine (9) months following the Termination Date; (ii) First Security shall terminate this Agreement pursuant to Section 7.01(e); (iii) AFB shall terminate this Agreement pursuant to Section 7.01(f); or (iv) (A) AFB shall terminate this Agreement pursuant to Section 7.01(c) because First Security willfully breaches any of its representations, warranties, covenants, or agreements, and (B) First Security executes a definitive agreement providing for an Acquisition Proposal with any Person (other than AFB) within nine (9) months following the Termination Date; then First Security shall pay to AFB a termination fee in an amount equal to $1,850,000 (the “Termination Amount”). The

Termination Amount shall be paid immediately upon termination; provided, however, if the Termination Amount is payable pursuant to clause (iv) above, the Termination Amount shall be paid on or before the execution of the definitive agreement contemplating such Acquisition Proposal.

AFB and American Founders jointly and severally agree that, if this Agreement is terminated pursuant to Section 7.01(b) or (c) as a result of the failure of AFB or American Bank to raise any capital or funds needed to obtain or comply with any approval, consent or clearance necessary to satisfy the condition set forth in Section 6.01(b) prior to June 30, 2006, then AFB and American Bank shall, jointly and severally, pay First Security in immediately available funds an amount equal to the Termination Amount. The Termination Amount shall be paid immediately upon termination.

(c) First Security agrees that, if (i) AFB shall terminate this Agreement pursuant to Section 7.01(c), (ii) either AFB or First Security terminate this Agreement pursuant to Section 7.01(d), (iii) First Security shall terminate this Agreement pursuant to Section 7.01(e), or (iv) AFB shall terminate this Agreement pursuant to Section 7.01(f), then First Security shall pay to AFB, within five (5) Business Days of receipt by First Security of a written notice from AFB evidencing AFB’s documented expenses, an amount equal to AFB’s documented expenses; provided that such amount shall not exceed $200,000. Notwithstanding the foregoing, any recovery by AFB under Section 7.03(b) shall not preclude AFB from also recovering under Section 7.03(c).

(d) AFB and American Bank agree that, if First Security shall terminate this Agreement pursuant to Section 7.01(c), then AFB shall pay to First Security, within five (5) Business Days of receipt by AFB of a written notice from First Security evidencing First Security’s documented expenses, an amount equal to First Security’s documented expenses; provided that such amount shall not exceed $200,000.

(e) Each of AFB, American Bank and First Security acknowledges that the agreements contained in this Section 7.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, such party would not enter into this Agreement; accordingly, if a party fails to pay promptly amounts due hereunder, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the party that fails to pay for such amounts, the non-prevailing party shall pay the prevailing party’s reasonable expenses (including reasonable attorneys’ fees) incurred in connection with such suit.

(f) Any payment required to be made pursuant to this Section 7.03 shall be made on the requisite payment date by wire transfer of immediately available funds to an account designated by the party to be paid.

SECTION 8

Miscellaneous

8.01 Deliveries and Notices. Any deliveries, notices or other communications required or permitted hereunder shall be deemed to have been duly made or given: (i) if delivered in person; (ii) if sent by registered mail, return receipt requested, postage prepaid; (iii) if sent by a nationally recognized overnight courier service; or (iv) if sent by facsimile, provided, however, that facsimile is promptly confirmed by telephone, and in each case, addressed as follows:

(a) If to First Security or the Bank:

 First Security Bancorp, Inc.
318 East Main Street
Lexington, Kentucky 40507
Attn: R. Douglas Hutcherson
Fax: (859) 367-3725

with a copy to:

Wyatt, Tarrant & Combs LLP
500 West Jefferson Street
Suite 2600
Louisville, Kentucky 40202
Attn: Cynthia W. Young
Fax: (502) 589-0309

(b)	If to AFB or American Bank:

  AFB Holding Company, Inc.
201 Limestone Drive
Frankfort, Kentucky 40601
Attn: Tim Wesley, President and CEO
Fax: (502) 875-4525

with a copy to:

  Frost Brown Todd LLC
400 West Market Street, 32nd Floor
Louisville, Kentucky 40202-3354
Attn: R. James Straus
Fax: (502) 581-1087

or if sent to such substituted address as First Security, the Bank, American Bank or AFB has given to the other in writing.

8.02 Waivers. No waivers or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

8.03 Expenses. Except as otherwise provided in this Agreement, each party shall assume and pay its own legal, accounting and other expenses incurred in connec-tion with the transactions contemplated by this Agreement. AFB shall bear the expenses of applying for regulatory approval for the Merger. First Security shall cause its attorneys and accountants to bill it on a monthly basis for all fees and expenses incurred and shall promptly accrue and pay such bills.

8.04 Headings, Counterparts, and Pronouns. The headings in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Wherever from the context it appears appropriate, pronouns stated in the masculine, feminine or neuter in this Agreement shall include the masculine, feminine and neuter.

8.05 Annexes and Disclosure Memorandum. The annexes and disclosure memorandum to this Agreement are incorporated herein by this reference and expressly made a part hereof.

8.06 Entire Agreement. All prior negotiations and agree-ments, by and between First Security, American Bank and AFB are superseded by this Agree-ment and the Voting Agreements, and there are no representations, warranties, understandings or agreements between the parties other than those expressly set forth herein or in an annex or disclosure letter delivered or to be deliv-ered in connection herewith.

8.07 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Kentucky and the United States.

8.08 Termination of Representations and Warranties. The representations and warranties contained in this Agreement shall termi-nate at the Effective Time, and shall thereafter be of no further force and effect.

8.09 Bank. The Bank joins in this Agreement for the purpose of acknowledging the covenants of First Security hereunder, making the covenants set forth in Section 5.09, 5.12 and 5.15 and representing and warranting to AFB that, to its knowledge, the representations of First Security herein as to the Bank or its business, are true and correct in all material respects. The Bank acknowledges that in consideration of the foregoing, the Bank shall benefit from a smooth and orderly transition in the ownership and control of First Security.

8.10 Knowledge. The phrases “know” or “knowledge” mean the actual knowledge, after due inquiry, of the executive officers of First Security and AFB, respectively.

8.11 Indemnification and D & O Insurance.

(a) Subject to the Closing, AFB shall cause the Surviving Corporation to continue to provide such individuals who at any time prior to the Effective Time were directors or officers of First Security or the Bank (the “Indemnified Parties”) with indemnification in respect of actions or omissions occurring at or prior to the Effective Time (including without limitation the transactions contemplated by this Agreement), in accord with the provisions with respect to indemnification set forth in the articles of incorporation and bylaws of First Security or the Bank as in effect on the date of this Agreement (true, correct and complete copies of which have been provided to AFB) for a period of six (6) years after the Effective Time, unless otherwise required by law. From and after the Effective Time, AFB shall, to the fullest extent permitted under applicable law, cause the Surviving Corporation to fulfill and honor the obligations of First Security and the Bank pursuant to any indemnification agreements between First Security or the Bank and their respective officers and directors in effect prior to the date of this Agreement disclosed on the First Security Disclosure Memorandum.

(b) Prior to the Effective Time, First Security and the Bank may, with the consent of AFB (which consent will not be unreasonably withheld) purchase a “run-on” directors’ and officers’ liability insurance policy for a period of six years after the Effective Time, for the benefit of those persons who are covered by First Security’s or the Bank’s, as applicable, directors’ and officers’ liability insurance policies at the Effective Time, providing coverage with respect to matters occurring prior to the Effective Time that is at least equal to the coverage provided under First Security’s or the Bank’s, as applicable, current directors’ and officers’ liability insurance policies, so long as the premium for such six-year period is not in excess of 150% of the per annum premium that First Security or the Bank, as applicable, currently pays of its existing directors’ and officers’ liability insurance, and shall not modify, amend or otherwise alter such terms and conditions without the prior written consent of AFB, which consent shall not be withheld unreasonably. In the event that such run-on policy is not available, the Surviving Corporation shall cause to be maintained in effect policies of directors’ and officers’ liability insurance for six years after the Effective Time providing such coverage to such persons at an annual cost not greater than 150% of the premium for the current First Security or the Bank, as applicable, directors’ and officers’ liability insurance policies; provided that if such insurance cannot be so maintained at such cost, the Surviving Corporation shall maintain as much of such insurance as can be so maintained at a cost equal to 150% of the current annual premiums of First Security or the Bank, as applicable, for such insurance.

(c) In the event that AFB or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person in a single transaction or a series of transactions, then, and in each such case, AFB or the Surviving Corporation, as applicable, shall make or cause to be made proper provision so that the successors and assigns of AFB or the Surviving Corporation, as applicable, assume by operation of law the obligations of AFB or the Surviving Corporation, as applicable, under this Section 8.11 for the benefit of the Indemnified Parties.

(d) This Section 8.11 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be binding on AFB and the Surviving Corporation and its successors and assigns.

8.12 Benefit and Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns; provided, however, that no party to this Agreement shall assign its rights or obligations hereunder without the express written consent of the other party, which consent shall not be unreasonably withheld.

8.13 No Third Party Beneficiaries. It is expressly understood and agreed by the parties hereto that any representation, warranty or covenant by a party contained herein is made only for the benefit of the other party hereto, and that accordingly no person or entity not a party to this Agreement shall have any cause of action with respect to (or be deemed in any fashion a third party beneficiary of) any representation, warranty or covenant (or breach thereof) in this Agreement, subject to the express terms of Section 8.11.

8.14 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of First Security and the Bank shall take all such necessary action.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, First Security, the Bank, AFB, Merger Subsidiary and American Bank have executed and delivered multiple originals of this Agreement as of the date set forth in the preamble hereto.

FIRST SECURITY BANCORP, INC.

By: /s/ R. Douglas Hutcherson

Title        President & CEO

FIRST SECURITY BANK OF LEXINGTON, INC.

By /s/ R. Douglas Hutcherson

Title       President & CEO

AMERICAN FOUNDERS BANCORP, INC.

By  /s/ Tim Wesley

Title    President

AMERICAN FOUNDERS ACQUISITION, INC.

By  /s/ Tim Wesley

Title    President

AMERICAN FOUNDERS BANK, INC.

By  /s/ Tim Wesley

Title    President & CEO

ANNEX A

Voting Agreement

VOTING AGREEMENT

This is a VOTING AGREEMENT dated as of December __, 2005 (the “Agreement”) by and between the undersigned holder of capital stock (“Shareholder”) of First Security Bancorp, Inc., a Kentucky corporation (“First Security”), and American Founders Bancorp, Inc., a Kentucky corporation (“AFB”). Capitalized terms used herein and not defined herein have the respective meanings set forth in the Merger Agreement (as defined herein).

WHEREAS, AFB and First Security have entered into the Agreement and Plan of Merger, dated as of December 12, 2005 (as such agreement may be subsequently amended or modified is hereinafter referred to as the “Merger Agreement”), providing for the merger of American Founders Acquisition Corp., formed by AFB, into First Security (the “Merger”);

WHEREAS, as of the date hereof, Shareholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) and/or has voting power with respect to the number of shares of common stock, no par value (the “Common Stock”) of First Security set forth opposite Shareholder’s name on Appendix 1 attached hereto (such shares, together with any other shares of Common Stock which Shareholder acquires beneficial ownership in any capacity or voting power with respect to after the date hereof and prior to the termination of this Agreement, are hereinafter referred to as the “Shares”); and

WHEREAS, as a condition to the willingness of AFB to enter into the Merger Agreement, AFB has required that each Specified Shareholder enter into this Agreement with respect to such Shares; and

NOW, THEREFORE, in consideration of, and as a condition to, AFB entering into the Merger Agreement, and in consideration of the expenses incurred and to be incurred by AFB in connection therewith, the parties hereto agree as follows:

1. Agreement to Vote. While this Agreement is in effect, Shareholder agrees to vote or cause to be voted all Shares that Shareholder shall be entitled to so vote, whether such Shares are held of record or beneficially owned by Shareholder at a meeting of First Security’s shareholders to be called and held following the date hereof (including any adjournment or postponement thereof, the “First Security Meeting”) or at any other meeting of First Security’s shareholders, and in connection with every action or approval by written consent of First Security, (a) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (b) against any Acquisition Proposal.

2. Agreement to Retain Shares. While this Agreement is in effect, other than as provided herein, Shareholder agrees that he or she will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a lien, claim, charge or other encumbrance), or permit to be sold, assigned, transferred or otherwise disposed of, any Shares beneficially owned by Shareholder, except (a) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers to any other Specified Shareholder who has executed a copy of this Agreement on the date hereof with respect to the Shares held by such Shareholder, (c) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and (d) as AFB may otherwise agree in its sole discretion.

3. Agreement to Cooperate. Shareholder agrees to cooperate with AFB and First Security in doing all things reasonably necessary, proper or advisable under applicable law as promptly as reasonably practicable to consummate and make effective the Merger and the other transactions contemplated by this Agreement.

4. Legend. Shareholder acknowledges that First Security shall cause its transfer agent to note on its records for First Security (in whatever from maintained) that such Shares are subject to the restrictions on voting and transfer set forth herein, and at AFB’s request shall have any existing certificates representing Shares subject to this Agreement canceled and reissued bearing the following legend:

“THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS CONTAINED IN A VOTING AGREEMENT BY AND BETWEEN AMERICAN FOUNDERS BANCORP, INC. AND CERTAIN BENEFICIAL OWNERS OF FIRST SECURITY BANCORP, INC. AND THE SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE THEREWITH. COPIES OF THE ABOVE-REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF FIRST SECURITY BANCORP, INC.”

5. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to AFB as follows:

(a) Shareholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a legal, valid and binding agreement with respect to Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights and remedies generally.

(b) Shareholder (i) beneficially owns the number of Shares indicated opposite Shareholder’s name on Appendix 1 hereto, and has unrestricted voting power with respect to such Shares with no limitations, qualifications or restrictions on such rights and (ii) does not beneficially own any shares of capital stock of First Security other than such Shares as to which Shareholder does not have voting power, except as disclosed on Appendix 1.

(c) There are no proxies, voting trusts or understandings to or by which Shareholder is a party or bound or that expressly requires that any of the Shares be voted in a specific manner other than as provided in this Agreement or that provides for any right on the part of any other person other than Shareholder to vote such Shares.

6. Term of Agreement. This Agreement shall remain in full force and effect until the earlier of (a) the consummation of the Merger or (b) the termination of the Merger Agreement in accordance with its terms.

7. Specific Performance; Injunctive Relief. Shareholder has signed this Agreement intending to be bound thereby. Shareholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against Shareholder. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

8. Waivers. No waivers of any breach of this Agreement extended by AFB to Shareholder shall be construed as a waiver of any rights or remedies of AFB with respect to any other Specified Shareholder or with respect to any subsequent breach of Shareholder or any other shareholder of First Security.

9. Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

10. Governing Law. This Agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

11. Individual Capacity. As regards the provisions of this Agreement related to voting of Shares, the parties hereto acknowledge that Shareholder is entering into this Agreement solely in his or her capacity as an individual shareholder and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Shareholder, in his or her capacity as a director of First Security or any First Security Subsidiary, to act or fail to act in accordance with his or her fiduciary duties in such director capacity. Furthermore, the Shareholder makes no agreement or understanding herein in his or her capacity as a director of First Security or any First Security Subsidiary.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

EXECUTED as of the date first above written.

SHAREHOLDER AMERICAN FOUNDERS BANCORP, INC.

_______________________________ By: ________________________________
Signature
_______________________________ Title: _______________________________
Print Name

Appendix 1

Shares Beneficially Owned

Print Name                                                            Number of                                              Number of
                                                                    Common Shares                                         Preferred Shares

ANNEX B

Specified Shareholders

Julian Beard
Harold Campbell
A.F. Dawahare
Kenneth Gerson, M.D.
Tommy Hall
Doug Hutcherson
Erle Levy
Ira Mersack, M.D.
Rob Rosenstein
Rick Trontz
Kathy Walker
Woodford Webb

ANNEX C

Opinion of Counsel for First Security

Annex C

(i) First Security is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

(ii) The Bank is a Kentucky banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

(iii) The Bank is an “insured depository institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

(iv) First Security and the Bank have the requisite corporate power and authority to enter into the Agreement and to perform their obligations thereunder.

(v) The execution and delivery of the Agreement by First Security and the Bank, and the consummation by First Security and the Bank of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of First Security and the Bank.

(vi) The Agreement has been duly executed and delivered by First Security and the Bank and is a valid and binding obligation of First Security and the Bank enforceable against First Security and the Bank in accordance with its terms.

(vii) As of the date hereof and before giving effect to the transactions contemplated by the Agreement, the authorized capital stock of First Security consists of 5,000,000 shares of First Security Common Stock and, to our knowledge, (1) __________ shares are issued and outstanding; (the “First Security Outstanding Shares”); (2) all of the First Security Outstanding Shares have been duly authorized, validly issued and are fully paid and non-assessable; and (3) except as set forth in Item 3.04 of the First Security Disclosure Memorandum, there are no outstanding options, warrants, contracts, or commitments to which First Security is a party entitling any Person to purchase or otherwise acquire from First Security any of the outstanding shares of First Security Common Stock or any securities convertible into or exchangeable for any of the First Security Common Stock.

(viii) As of the date hereof and before giving effect to the transactions contemplated by the Agreement, the authorized capital stock of the Bank consists of 1,000,000 shares of common stock, no par value per share, and, to our knowledge, (1) 500,000 are issued and outstanding (collectively, the “Bank Outstanding Shares”); (2) all of the Bank Outstanding Shares have been duly authorized, validly issued and are fully paid and non-assessable; and (3) except as set forth in Item 3.04 of the First Security Disclosure Memorandum, there are no outstanding options, warrants, contracts, or commitments to which the Bank is a party entitling any Person to purchase or otherwise acquire from the Bank any of the outstanding shares of the capital stock of the Bank or any securities convertible into or exchangeable for any of the outstanding shares of the capital stock of the Bank.

(ix) The execution, delivery and performance of the Agreement by First Security and the Bank does not, and the consummation of the transactions contemplated thereby by First Security and the Bank does not and will not (1) violate any law that is applicable to First Security or the Bank, which violation would have a Material Adverse Effect on First Security or any of the First Security Subsidiaries; or (2) violate the Articles of Incorporation or Bylaws of First Security or the Bank.

(x) Except for the filing of articles of merger with the Kentucky Secretary of State, no consent or approval, and no registration or filing with, any governmental agency, authority or other governmental unit is required, under any law applicable to First Security or the Bank, other than such consents and approvals as have been obtained and registrations and filings as have been made, for First Security or the Bank to consummate the transactions provided for in the Agreement.

(xi) To our knowledge, except as disclosed in the First Security Disclosure Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, now pending or threatened, against First Security or any First Security Subsidiary which, if adversely determined, would have a Material Adverse Effect on First Security or any First Security Subsidiary whether or not the Merger is consummated.

(xii) To our knowledge, there is no action, suit or proceeding pending against First Security or the Bank which questions the validity of the Agreement or of any action taken or to be taken by First Security or the Bank pursuant to the Agreement.

Such opinion may expressly rely as to matters of fact upon certificates furnished by appropriate officers of First Security or the Bank or appropriate governmental officials.

ANNEX D

Opinion of Counsel for AFB, American Bank, and Merger Subsidiary.

Annex D

(i) American Bank is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky.

(ii) AFB is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

(iii) Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

(iv) American Bank, AFB, and Merger Subsidiary each have the requisite corporate power and authority to enter into the Agreement and perform their obligations thereunder.

(v) The execution and delivery of the Agreement by American Bank, and the consummation by American Bank of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of American Bank.

(vi) The execution and delivery of the Agreement by AFB, and the consummation by AFB of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of AFB.

(vii) The execution and delivery of the Agreement by Merger Subsidiary, and the consummation by Merger Subisdiary of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of Merger Subsidiary.

(viii) Except for the filing of articles of merger with the Secretary of State for the Commonwealth of Kentucky in accordance with the Agreement, no consent or approval under any Law applicable to American Bank, AFB, or Merger Subsidiary is required, other than such consents and approvals as have been obtained, for American Bank, AFB, or Merger Subsidiary to consummate the transactions provided for in the Agreement.

Such opinions may expressly rely as to matters of fact upon certificates furnished by appropriate officers of American Bank, AFB, or Merger Subsidiary or appropriate governmental officials.

Appendix  B

Opinion of Professional Bank Services, Inc.

Professional Bank Services, Incorporated	The 1000 Building 6200 Dutchman's Lane, Suite 305 Louisville, Kentucky 40205
Chicago, Louisville, Nashville, New York, Orlando, Washington, DC	502 451-6633 502 451-6755 (FAX) 800-523-4778
Consultants to the Financial Industry	www.@probank.com pbs@probank.com

            ProfessionalBankServices
[LOGO]

March 21, 2006
Board of Directors
First Security Bancorp, Inc.
318 East Main Street
Lexington, Kentucky 40507

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders of First Security Bancorp, inc., Lexington, Kentucky (the “Company”) of the proposed merger of the Company with American Founders Bank, Inc., Frankfort, Kentucky (“American”) (the “Merger”). In the proposed acquisition, Company shareholders will receive $24.00 in cash per Company common share. In addition each Company option will be exchanged for cash equal to the difference between $24.00 and the strike price of each Company option. Based on the Company’s 1,560,540 common shares outstanding and 155,300 options outstanding with a weighted average strike price of $18.02, the proposed consideration to be received represents an aggregate value of approximately $38,381,654 for all Company common shares and options outstanding, subject to adjustment as further defined in the Agreement and Plan of Merger by and between American and the Company (the “Agreement”).

Professional Bank Services, Inc. ("PBS") is a bank consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions, and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes.

For purposes of this opinion, PBS performed a review and analysis of the historic performance of the Bank including:

•	All forms 10-K, 10-Q and 8-K and 14A filed by the Company with the Securities and Exchange Commission since 2002.

•	December 31, 2003 and 2004 audited annual reports of the Company.

•	FR Y-9C Consolidated Financial Statements dated December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 filed by the Company.

B-1

Board of Directors
First Security Bancorp, Inc.
March 21, 2006

•	Uniform Holding Company Performance Reports as of June 30, 2005, and December 31, 2004 for the Company.

•	The Company’s 2005 operating budget and various internal asset quality, interest rate sensitivity and liquidity reports.

We have reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the banking industry generally.

A limited scope due diligence review of American has been performed by PBS utilizing various management and financial data for American. The review included the following:

•	December 31, 2004 and September 30, 2005 Consolidated Report of Condition and Income (“Call Reports”) for American.

•	Most recent Uniform Bank Performance Report for American.

•	Pro Forma consolidated regulatory capital ratios of American.

We have not compiled, reviewed or audited the financial statements of the Company or American, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of the Company or American.

Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers, that, as of the date hereof, the consideration proposed to be received by the shareholders of the Company under the Agreement is fair and equitable to the Company’s shareholders from a financial perspective.

Very truly yours,

                                                 /s/ Professional Bank Services, Inc.

Professional Bank Services, Inc.

B-2

Appendix C

Subtitle 13 of the Kentucky Business Corporation Act [dissenter's rights statute]

KENTUCKY BUSINESS CORPORATION ACT

271B.13-010 Definitions for subtitle.

As used in this subtitle:

(1) “Corporation” means the issuer of the shares held by a dissenter, except that in the case of a merger where the issuing corporation is not the surviving corporation, then, after consummation of the merger, “corporation” shall mean the surviving corporation.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), “fair value” shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

Effective: July 15, 1998 History: Amended 1998 Ky. Acts ch. 341, sec. 9, effective July 15, 1998. —Created 1988 Ky. Acts ch. 23, sec. 123, effective January 1, 1989.

271B.13-020 Right to dissent.

(1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party:

1 If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

2. If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

1. Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

2. Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

3. Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

4. Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

(e) Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

(f) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 124, effective January 1, 1989.

271B.13-030 Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a) He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 125, effective January 1, 1989.

271B.13-200 Notice of dissenters’ rights.

(1) If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders’ meeting upon request of that shareholder.

(2) If corporate action creating dissenters’ rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in KRS 271B.13-220.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 126, effective January 1, 1989.

271B.13-210 Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Shall not vote his shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his shares under this chapter.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 127, effective January 1, 1989.

271B.13-220 Dissenters’ notice.

(1) If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

(2) The dissenters’ notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

(e) Be accompanied by a copy of this subtitle.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 128, effective January 1, 1989.

271B.13-230 Duty to demand payment.

(1) A shareholder who is sent a dissenters’ notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(3) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, shall not be entitled to payment for his shares under this subtitle.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 129, effective January 1, 1989.

271B.13-240 Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

(2) The person for whom dissenters’ rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 130, effective January 1, 1989.

271B.13-250 Payment.

(1) Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(2) The payment shall be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) A statement of the corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated; and

(d) A statement of the dissenter’s right to demand payment under KRS 271B.13-280.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 131, effective January 1, 1989.

271B.13-260 Failure to take action.

(1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters’ notice under KRS 271B.13-220 and repeat the payment demand procedure.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 132, effective January 1, 1989.

271B.13-270 After-acquired shares.

(1) A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under KRS 271B.13-280.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 133, effective January 1, 1989.

271B.13-280 Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation’s offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

(a) The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

(c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(2) A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 134, effective January 1, 1989.

271B.13-300 Court action.

(1) If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the Circuit Court of the county where a corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding shall be entitled to judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 135, effective January 1, 1989.

271B.13-310 Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Effective: January 1, 1989 History: Created 1988 Ky. Acts ch. 23, sec. 136, effective January 1, 1989.

APPENDIX

[X] PLEASE MARK VOTES REVOCABLE PROXY AS IN THIS EXAMPLE FIRST SECURITY BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS APRIL 25, 2006
The undersigned hereby constitutes and appoints Kathy Walker and Harold Campbell, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of First Security Bancorp, Inc. (“Bancorp”) which the undersigned would be entitled to vote if personally present at the Special Meeting of the shareholders of Bancorp to be held at SpringHill Suites, 863 South Broadway, Lexington, Kentucky, 40504 on Tuesday, April 25, 2006 at 10:00 a.m. local time, and at any adjournment or postponement thereof (the “Meeting”), upon the following matters:

1. PROPOSAL TO APPROVE THE MERGER AGREEMENT. To adopt and approve the Agreement and Plan of Merger, dated December, 12 2005, among First Security Bancorp, Inc., First Security Bank of Lexington, Inc., American Founders Bank, Inc., American Founders Bancorp, Inc., and American Founders Acquisition, Inc. A copy of the text of the Merger Agreement is attached as Appendix A to the accompanying proxy statement:

FOR             AGAINST              ABSTAIN
[   ]                 [   ]                     [   ]

2. PROPOSAL TO ADJOURN MEETING: To approve the adjournment of the Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present, in person or by proxy, to approve and adopt the Merger Agreement.

FOR             AGAINST              ABSTAIN
[   ]                 [   ]                     [   ]

3. OTHER MATTERS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

 The Board of Directors of First Security Bancorp, Inc. recommends a vote FOR Proposals 1 and 2.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3 above.

Please print and sign exactly as your name appears on stock certificate. When shares are held jointly both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or similar entity, please sign in entity name by authorized person.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST SECURITY BANCORP, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Please be sure to sign and date Date this Proxy in the box below. _____________________ _____________________________________________ Shareholder sign above ------------- Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided. FIRST SECURITY BANCORP, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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